UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. )

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☒	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

Poseida Therapeutics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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POSEIDA THERAPEUTICS, INC.

9390 Towne Centre Drive, Suite 200

San Diego, California 92121

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On Thursday, June 15, 2023

Dear Stockholder:

You are cordially invited to attend the 2023 Annual Meeting of Stockholders (“Annual Meeting”) of Poseida Therapeutics, Inc., a Delaware corporation (the “Company”). The meeting will be held on Thursday, June 15, 2023 at 1:00 p.m., Pacific Time. The Annual Meeting will be held through a live webcast where you will be able to listen to the meeting live and vote online. To be admitted to the Annual Meeting’s live webcast, you must register at https://www.proxydocs.com/PSTX by 8:00 p.m., Pacific Time, on June 13, 2023 (the “Registration Deadline”), as described in the Notice of Internet Availability of Proxy Materials or proxy card. As part of the registration process, you must enter the control number shown on your proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. You will not be able to attend the meeting in person. We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying Proxy Statement:

1.
To elect the Board of Directors’ two nominees to serve as Class III directors named herein to hold office until the 2026 Annual Meeting of Stockholders.

2.
To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

3.
To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice and should be carefully reviewed by stockholders.

You will be able to attend the virtual Annual Meeting and vote during the live webcast by registering at https://www.proxydocs.com/PSTX and entering the 16-digit control number included in your Notice of Internet Availability of Proxy Materials, proxy card, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying Proxy Statement. You may login beginning at 12:45 p.m., Pacific Time, on Thursday, June 15, 2023.

The record date for the Annual Meeting is April 19, 2023. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

By Order of the Board of Directors, /s/ Harry J. Leonhardt
Harry J. Leonhardt, Esq. General Counsel, Chief Compliance Officer and Corporate Secretary San Diego, California April 26, 2023

Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the Annual Meeting. Even if you have voted by proxy, you may still vote online if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must obtain a proxy issued in your name from that record holder.

POSEIDA THERAPEUTICS, INC.

9390 Towne Centre Drive, Suite 200

San Diego, California 92121

PROXY STATEMENT

FOR THE 2023 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On June 15, 2023

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a notice regarding the availability of proxy materials on the internet?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials over the internet. Accordingly, we have sent you a Notice of Internet Availability of Proxy Materials (the “Notice”) because the Board of Directors (sometimes referred to as the “Board”) of Poseida Therapeutics, Inc. (sometimes referred to as the “Company” or “Poseida”) is soliciting your proxy to vote at the 2023 Annual Meeting of Stockholders (the “Annual Meeting”), including at any adjournments or postponements of the Annual Meeting. All stockholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials. Instructions on how to access the proxy materials over the internet or to request a printed copy may be found in the Notice. We intend to mail the Notice on May 5, 2023 to all stockholders of record entitled to vote at the Annual Meeting.

Will I receive any other proxy materials by mail?

We may send you a proxy card, along with a second Notice, on or after May 15, 2023.

Why are we holding a virtual Annual Meeting?

We are utilizing a virtual format for our Annual Meeting, which will be conducted via live audio webcast and online stockholder tools. We believe a virtual format helps to facilitate stockholder attendance and participation by enabling stockholders to participate fully, and equally, from any location around the world, at no cost (other than any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies). A virtual Annual Meeting makes it possible for more stockholders (regardless of size, resources or physical location) to have direct access to information more quickly, while saving the Company and our stockholders time and money. We also believe that the online tools we have selected will increase stockholder communication. For example, the virtual format allows stockholders to communicate with us in advance of the Annual Meeting so they can submit questions of our Board or management. During the Annual Meeting, we may answer questions submitted in advance, to the extent relevant to the business of the Annual Meeting, as time permits.

What do I need to do to attend the Annual Meeting?

In order to attend the Annual Meeting, you must register by 8:00 p.m., Pacific Time, on June 13, 2023 at www.proxydocs.com/PSTX. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you to access and vote during the Annual Meeting and to submit questions of our Board or management in advance of the Annual Meeting.

As part of the registration process, you must enter the 16-digit control number located on your proxy card, voting instruction form, or Notice. If you are a beneficial owner of shares registered in the name of a broker, bank or other nominee, you will also need to provide the registered name on your account and the name of your broker, bank or other nominee as part of the registration process.

On the day of the Annual Meeting, stockholders may begin to login to the virtual-only Annual Meeting 15 minutes prior to the Annual Meeting. The Annual Meeting will begin promptly at 1:00 p.m. Pacific Time on Thursday, June 15, 2023. We encourage you to access the Annual Meeting prior to the start time which should allow ample time to check your audio settings.

We will have technicians ready to assist you with any technical difficulties you may have accessing the Annual Meeting. If you encounter any difficulties accessing the virtual-only Annual Meeting platform, including any difficulties voting, you may call the technical support number that will be provided in your instructional email.

Will a list of record stockholders be available?

A list of stockholders of record as of the close of business on April 19, 2023 will be made available to stockholders for the 10 days ending the day prior to the Annual Meeting. The list will be available for examination by any stockholder of record for a legally valid purpose at our principal executive offices located at 9390 Towne Centre Drive, Suite 200, San Diego, California 92121. You may email us at info@poseida.com to coordinate arrangements to view the stockholder list. Stockholders of record must make an appointment to view the stockholder list in person.

For the Annual Meeting, how do we ask questions of management and the Board?

We plan to have a Q&A session at the Annual Meeting and will include as many stockholder questions as the allotted time permits. Stockholders may submit questions that are relevant to our business in advance of the Annual Meeting. If you are a stockholder, you may submit a question in advance of the Annual Meeting at www.proxydocs.com/PSTX after logging in with your 16-digit control number.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 19, 2023, will be entitled to vote at the Annual Meeting. On the record date, there were 86,763,473 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 19, 2023, your shares were registered directly in your name with our transfer agent, Computershare Trust Company N.A., then you are a stockholder of record. As a stockholder of record, you may vote live online at the Annual Meeting or vote by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to fill out and return the proxy card that may be mailed to you, to vote by proxy over the telephone, or vote by proxy through internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on April 19, 2023, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares live at the Annual Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•
Proposal 1: Election of the Board’s two nominees named herein to serve as Class III directors and hold office until the 2026 Annual Meeting of Stockholders; and
•
Proposal 2: Ratification of the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023.

What if another matter is properly brought before the Annual Meeting?

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

With respect to the election of directors, you may either vote “For” the nominees to the Board of Directors or you may “Withhold” your vote for any nominee you specify. For each of the other matters to be voted on, you may vote “For” or “Against” or abstain from voting. The procedures for voting are simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote live online at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote live online even if you have already voted by proxy.

•
To vote live at the Annual Meeting, attend the Annual Meeting by visiting www.proxydocs.com/PSTX where stockholders may vote during the Annual Meeting (have your Notice or proxy card in hand when you visit the website).
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To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered to you and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.
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To vote over the telephone, dial toll-free (866) 859-1992 and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice. Your telephone vote must be received prior to the start of the Annual Meeting to be counted.
•
To vote through the internet, go to www.proxypush.com/PSTX and follow the on-screen instructions to complete an electronic proxy card or scan the QR code on your proxy notice with your smartphone. You will be asked to provide the control number from the Notice or proxy card. Your internet vote must be received prior to the start of the Annual Meeting to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from the Company. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote live online at the Annual Meeting, you may be required to obtain a valid proxy from your broker, bank or other agent. You must also register by visiting www.proxydocs.com/PSTX. Follow the instructions from your broker or bank included with these proxy materials, and the instructions you receive via email after registration, or contact your broker or bank to request a proxy form.

Internet proxy voting is being provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the close of business on April 19, 2023.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing your proxy card, by telephone, through the internet or online at the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of all of the nominees for director, and “For” the ratification of Ernst & Young LLP as the independent registered public accounting firm of the Company. If any other matter is properly presented at the Annual Meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (“NYSE”), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposal 1 is considered to be “non-routine” under NYSE rules meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposal 2 is considered to be a “routine” matter under NYSE rules meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposal 2.

If you a beneficial owner of shares held in street name, and you do not plan to attend the Annual Meeting, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one Notice?

If you receive more than one Notice, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the Notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

•
You may submit another properly completed proxy card with a later date.
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You may grant a subsequent proxy by telephone or through the internet.
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You may send a timely written notice that you are revoking your proxy to the Company’s Corporate Secretary at 9390 Towne Centre Drive, Suite 200, San Diego, California 92121.
•
You may attend and vote online at the Annual Meeting. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank, nominee or agent, you should follow the instructions provided by your broker, bank, nominee or agent.

When are stockholder proposals and director nominations due for next year’s Annual Meeting?

To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by January 6, 2024, to Attention: Corporate Secretary, 9390 Towne Centre Drive, Suite 200, San Diego, California 92121. The timely submission of such a proposal (including a director nomination) does not guarantee its inclusion in the Company’s proxy materials. In addition, if you wish to submit a proposal (including a director nomination) at the Annual Meeting that is not to be included in next year’s proxy materials, you must do so between February 16, 2024 and March 17, 2024. You are also advised to review the Company’s Amended and Restated Bylaws (“Bylaws”), which contain additional requirements relating to advance notice of stockholder proposals and director nominations.

Stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of Rule 14a-19(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which are in addition to the applicable notice requirements under the advance notice provisions of our Bylaws as described above.

How are votes counted?

Votes will be counted by the inspector of election appointed for the Annual Meeting, who will separately count, for Proposal 1 to elect directors, votes “For,” “Withhold” and broker non-votes; and for Proposal 2 to ratify the Audit Committee’s selection of Ernst & Young LLP as our independent registered public accounting firm, votes “For,” “Against” and abstentions. Abstentions will have no effect on Proposal 1. Abstentions will be counted towards the vote total for Proposal 2 and will have the same effect as “Against” votes. Broker non-votes will be counted towards the presence of a quorum but will not be counted towards the vote total for any proposal.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed by the NYSE to be “non-routine,” the broker or nominee cannot vote the shares. These un-voted shares are counted as “broker non-votes.” Proposal 1 is considered to be a “non-routine” matter under NYSE rules and we therefore expect broker non-votes to exist in connection with this proposal.

As a reminder, if you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Effect of Abstentions	Effect of Broker Non-Votes

1	Election of Directors	Nominees receiving the most “For” votes from the holders of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter; withheld votes will have no effect.	Not applicable	No effect

2	Ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2023	“For” votes from the holders of a majority of shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter.	Against	Not applicable(1)
(1)
This proposal is considered to be a “routine” matter under NYSE rules. Accordingly, if you hold your shares in street name and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On April 19, 2023, the record date, there were 86,763,473 shares outstanding and entitled to vote. Thus, the holders of 43,381,738 shares must be present at the Annual Meeting or represented by proxy at the Annual Meeting to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote live online at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the Annual Meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Annual Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board of Directors may be filled only by persons elected by a majority of the remaining directors. A director elected by the Board of Directors to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The following table sets forth certain information regarding our directors, including their ages as of the Annual Meeting:

Class	Name	Age	Position Held With the Company
III	Rafael G. Amado, M.D.	59	Director
III	Charles M. Baum, M.D., Ph.D.	65	Director
I	Cynthia Collins	65	Director
I	John Schmid	60	Director
II	Luke Corning	41	Director
II	Mark J. Gergen, J.D.	61	Chief Executive Officer, President and Chairman
II	Marcea B. Lloyd, J.D.	74	Director

Our Board of Directors currently consists of seven members. There are two directors in Class III, whose term of office expires at the Annual Meeting: Dr. Charles M. Baum and Dr. Rafael G. Amado.

Dr. Baum is currently a director of the Company who was appointed by the Board in May 2022, and has been nominated for election to serve as a Class III director. Dr. Amado is currently a director of the Company who was appointed by the Board in April 2023, and has been nominated for election to serve as a Class III director. Dr. Baum was initially recommended by our Chief Executive Officer, Mr. Gergen, and former Executive Chairman, Dr. Ostertag, and Dr. Amado was initially recommended by our Chief Executive Officer, Mr. Gergen. If elected at the Annual Meeting, Dr. Baum and Dr. Amado would serve until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or, if sooner, until their respective death, resignation or removal. It is the Company’s policy to encourage directors and nominees for director to attend the Annual Meeting. Of our current directors, Dr. Baum, Mr. Schmid, Mr. Corning, Mr. Gergen, and Ms. Lloyd attended the 2022 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If a nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by the Company. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES.

INFORMATION REGARDING DIRECTOR NOMINEES AND CURRENT DIRECTORS

The following is a brief biography of the director nominees and each director whose term will continue after the Annual Meeting.

Class III Director Nominees for Election for a Three-year Term Expiring at the 2026 Annual Meeting

Rafael G. Amado, M.D. Dr. Amado has served as a member of our Board of Directors since April 2023. Dr. Amado currently serves as President, Head of Global Oncology Research and Development at Zai Lab Limited, a public biopharmaceutical company. Prior to Zai Lab, Dr. Amado served as Executive Vice President, Head of Research and Development and Chief Medical Officer from September 2019 to December 2022 at Allogene Therapeutics, Inc., a

biopharmaceutical company. Prior to Allogene, Dr. Amado served as President of Research and Development from August 2018 to August 2019 and Chief Medical Officer from March 2015 to August 2018 at Adaptimmune, LLC. Prior to Adaptimmune, Dr. Amado held various roles of increasing responsibility at GlaxoSmithKline, most recently as Senior Vice President and Global Head of Oncology Research and Development, and at Amgen Inc., where he was last Executive Director of Clinical Research and Global Development in Therapeutic Oncology. Prior to joining Amgen, he held academic roles at the University of California, Los Angeles (UCLA) in the Department of Medicine, Division of Hematology/Oncology. Dr. Amado received an M.D. from the University of Seville School of Medicine in Seville, Spain and completed his internship and residency in Internal Medicine at the Michael Reese Hospital and Medical Center and a fellowship in Hematology/Oncology at UCLA. We believe that Dr. Amado’s expertise and executive-level experience in the biopharmaceutical industry as well as his educational background qualifies him to serve on our Board of Directors.

Charles M. Baum, M.D., Ph.D. Dr. Baum has served as a member of our Board of Directors since May 2022. Dr. Baum serves as a member the Compensation Committee and the Audit Committee of our Board of Directors. Since September 2021, Dr. Baum has served as President, Founder, and Head of Research and Development of Mirati Therapeutics, Inc. Previously, Dr. Baum served as Mirati’s Chief Executive Officer from November 2012 to September 2021. Dr. Baum also has served as a member of Mirati’s Board of Directors since November 2012. From June 2003 to September 2012, Dr. Baum was at Pfizer as Senior Vice President for Biotherapeutic Clinical Research within Pfizer’s Worldwide Research and Development division and as Vice President and Head of Oncology Development and Chief Medical Officer for Pfizer’s Biotherapeutics and Bioinnovation Center. From 2000 to 2003, he was responsible for the development of several oncology compounds at Schering-Plough Corporation (acquired by Merck). Dr. Baum’s career has included academic and hospital positions at Stanford University and Emory University, as well as positions of increasing responsibility within the pharmaceutical industry at SyStemix, Inc. (acquired by Novartis AG), G.D. Searle & Company (acquired by Pfizer), Schering-Plough Corporation (acquired by Merck) and Pfizer. Dr. Baum has served on the Board of Directors of PMV Pharmaceuticals, Inc. since April 2021, and was on the Board of Directors of Immunomedics, Inc. from February 2019 to October 2020 (acquired by Gilead Sciences), Array BioPharma Inc. from 2014 to July 2019 (acquired by Pfizer) and BCTG Acquisition Group from 2020 to 2021 (merged with Tango Therapeutics, Inc.). Dr. Baum received his M.D. and Ph.D. in Immunology, from Washington University School of Medicine in St. Louis, Missouri and completed his post-doctoral training at Stanford University. We believe that Dr. Baum’s broad perspective and executive-level experience in the biotechnology industry as well as his experience serving on the Board of Directors of public companies, qualifies him to serve on our Board of Directors.

Class I Directors Continuing in Office Until the 2024 Annual Meeting

Cynthia Collins. Ms. Collins has served as a member of our Board of Directors since July 2021. Ms. Collins serves as Chairperson of the Compensation Committee and as a member of the Audit Committee of our Board of Directors. She has served as Chief Executive Officer of Editas Medicine, Inc. from February 2019 to February 2021 and served as a member of the Board of Directors of Editas Medicine from December 2018 to February 2021. Previously, Ms. Collins served as Chief Executive Officer of Human Longevity Inc. and Chief Executive Officer/General Manager of General Electric’s Healthcare Cell Therapy and Lab Businesses and General Electric’s Clarient Diagnostics. Prior to General Electric, Ms. Collins served as Chief Executive Officer of GenVec, a vaccine and gene therapy company and before that, she served as Group Vice President, Cellular Analysis Business of Beckman Coulter with responsibility for its Cellular Analysis Business Group. She is currently a member of the board of DermTech, Inc. and Certara, Inc. Ms. Collins received her B.S. degree in Microbiology from the University of Illinois, Urbana and her M.B.A. from the University of Chicago Booth School of Business. We believe that Ms. Collins’s extensive scientific background and leadership positions at multiple biopharmaceutical companies qualifies her to serve on our Board of Directors.

John P. Schmid. Mr. Schmid has served as a member of our Board of Directors since July 2018. Mr. Schmid serves as lead independent director, Chairperson of the Audit Committee and as a member of the Nominating and Corporate Governance Committee of our Board of Directors. From September 2013 to June 2015, Mr. Schmid served as Chief Financial Officer of Auspex Pharmaceuticals, Inc., a publicly held biopharmaceutical company that focused on developing and commercializing medicines for the treatment of orphan diseases until its sale to Teva Pharmaceutical Industries Ltd. From June 2004 to September 2013, Mr. Schmid co-founded Trius Therapeutics, a publicly held biopharmaceutical company focused on the discovery, development, and commercialization of antibiotics for serious infections, where he served as the Chief Financial Officer until its merger with Cubist Pharmaceuticals, Inc. From 1998 to 2003, Mr. Schmid served as the Chief Financial Officer of GeneFormatics, Inc., a biotechnology company. From 1995 to 1998, Mr. Schmid served as the Chief Financial Officer of Endonetics Inc., a medical device company. Mr. Schmid currently serves as a member of the boards of directors of

AnaptysBio, Inc., Xeris Pharmaceuticals, Design Therapeutics, and formerly served Neos Therapeutics from June 2015 to March 2021, and Helix Acquisition Corp from October 2021 to April 2022, all publicly held companies in the pharmaceutical industry. In addition, Mr. Schmid serves as Chairman of the Board of Directors of Speak, Inc., a speaker’s bureau, which he helped found in 1989 and as a member of the Board of Directors of Blacksmith Medicines (fka Forge Therapeutics, Inc.), a privately held company in the pharmaceutical industry. From May 2016 to August 2018, Mr. Schmid served as a member of the Board of Directors of Patara Pharma, a biotechnology company. Mr. Schmid received his M.B.A. from the University of San Diego and his B.A. in Economics from Wesleyan University. We believe that Mr. Schmid’s extensive finance experience and leadership positions at multiple biopharmaceutical companies qualifies him to serve on our Board of Directors.

Class II Directors Continuing in Office Until the 2025 Annual Meeting

Luke Corning. Mr. Corning has served as a member of our Board of Directors since December 2020. Mr. Corning serves as a member of the Nominating and Corporate Governance Committee. Mr. Corning is currently Head of Special Situations at Readystate Asset Management. Mr. Corning most recently served as Portfolio Manager and Head of Credit at Pentwater Capital Management and managed the credit team from August 2015 to April 2022 and prior to that he was a Portfolio Manager from November 2014 to August 2015. Prior to Pentwater, he was a Portfolio Manager at TLP Trading from September 2006 to October 2014. Mr. Corning began his career as an analyst at Goldman, Sachs & Co. in 2004. Mr. Corning received his B.S. in Finance from Miami University of Ohio, and is an alumnus of the Program for Leadership Development at Harvard Business School. Mr. Corning has served on a number of boards of directors, including Malin Corporation, Plc, a publicly held life science investment company, from March 2020 to April 2022. We believe that Mr. Corning’s broad perspective and experience as an investor and analyst including his experience in life science investing qualifies him to serve on our Board of Directors.

Mark J. Gergen, J.D. Mr. Gergen has served as our Chairman since February 2023, Chief Executive Officer since February 2022 and our President since July 2020. In addition, from February 2018 to February 2022, he served as our Chief Business Officer and from February 2018 to July 2020 he served as our Chief Financial Officer. From September 2016 to February 2018, Mr. Gergen initially served as the Senior Vice President and Chief Operating Officer and later as a Consultant for Halozyme, Inc., a publicly held biotechnology company focused on developing and commercializing cancer therapies that target the tumor microenvironment. From February 2013 to August 2016, Mr. Gergen served as Executive Vice President and Chief Operating Officer of Mirati Therapeutics, Inc., a publicly held clinical-stage biopharmaceutical company focused on developing a pipeline of targeted oncology products. From May 2005 to November 2012, Mr. Gergen served in senior management positions, including most recently as Senior Vice President, Corporate Development, at Amylin Pharmaceuticals, Inc., publicly held biopharmaceutical company that was focused on the development and commercialization of medicines to treat chronic diseases. From July 2003 to March 2005, Mr. Gergen served as Executive Vice President of CardioNet Inc., a cardiovascular diagnostic company. From June 1999 to May 2003, Mr. Gergen served initially as Chief Financial and Development Officer and later as Chief Restructuring Officer of Advanced Tissue Sciences, Inc., a company that engaged in the development and manufacturing of human-based tissue products for tissue repair and transplantation. From August 1994 to June 1999, Mr. Gergen held various leadership positions at Medtronic, Inc., a medical device company. Mr. Gergen received his J.D. from the University of Minnesota Law School and his B.A. in Business Administration from Minot State University. We believe Mr. Gergen’s extensive operational and transactional experience in the life science industry qualifies him to serve on our Board of Directors.

Marcea B. Lloyd, J.D. Ms. Lloyd has served as a member of our Board of Directors since January 2019. Ms. Lloyd serves as Chairperson of the Nominating and Corporate Governance Committee and as a member of the Compensation Committee of our Board of Directors. From July 2011 to November 2012, Ms. Lloyd served as the Senior Vice President, Chief Administrative Officer and General Counsel of Amylin Pharmaceuticals, a biopharmaceutical company that was focused on the treatment of diabetes, obesity and other diseases until its sale to Bristol-Myers Squibb. Ms. Lloyd previously served as Amylin Pharmaceuticals’ Senior Vice President, Government and Corporate Affairs and General Counsel from June 2008 to July 2011 and its Senior Vice President, Legal and Corporate Affairs, and General Counsel from February 2007 to June 2008. From November 2004 to February 2007, Ms. Lloyd served as Group Senior Vice President, Chief Administrative Officer, General Counsel and Secretary of VHA Inc., a network of not-for-profit healthcare organizations working in clinical, financial and operational management. Ms. Lloyd previously served as VHA Inc.’s General Counsel and Secretary from May 1999 to November 2004. From 1993 to 1999, Ms. Lloyd served as Vice President and Assistant General Counsel of Medtronic Inc., a medical device company. Ms. Lloyd previously held various other legal positions, most recently as Medtronic Inc.’s Assistant General Counsel. Ms. Lloyd has also served as Chairperson of the Executive Leadership Foundation, a former member of the Board of Directors for California Healthcare Institute and a former associate of the

Women Business Leaders of the United States Health Care Industry Foundation. Ms. Lloyd received her B.S. and B.A. in sociology and psychology from Knox College and her J.D. from Northwestern University. We believe that Ms. Lloyd’s extensive legal, administrative and operational experience in the life sciences industry qualifies her to serve on our Board of Directors.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Board Diversity

Due to the complex nature of our business, the Board of Directors believes it is important to consider diversity of race, ethnicity, gender, sexual orientation, age, education, cultural background, and professional experiences in evaluating board candidates in order to provide practical insights and diverse perspectives. Below is an overview of our director nominee diversity. The Board Diversity Matrix, below, provides the diversity statistics for our Board of Directors.

Board Diversity Matrix as of April 26, 2023

Total Number of Directors	7
	Female	Male	Non-Binary	Did Not Disclose Gender
Gender:
Directors	2	4	—	1
Demographic Background:
African American or Black	1	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	—	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	1	4	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	1

Independence of The Board of Directors

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board of Directors must qualify as “independent,” as affirmatively determined by its Board of Directors. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent registered public accounting firm, the Board has affirmatively determined that all of our current directors and former directors who served during 2022 other than Mr. Gergen and Dr. Ostertag were independent directors within the meaning of the applicable Nasdaq listing standards. In making this determination, the Board found that none of these directors had a material or other disqualifying relationship with the Company.

Board Leadership Structure

The Board of Directors is currently chaired by our Chief Executive Officer, Mr. Gergen. Mr. Schmid has been appointed as lead independent director.

It is our policy that the positions of Chief Executive Officer and Chairman of the Board of Directors may be held by the same person. The Company believes that combining the positions of Chief Executive Officer and Chairman helps to ensure that the Board of Directors and management act with a common purpose. In the Company’s view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken the Company’s ability to develop and implement strategy. Instead, the Company believes that combining the positions of Chief Executive Officer and Chairman provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, the Company believes that a combined Chief Executive

Officer/Chairman is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information. The Company also believes that it is advantageous to have a Board Chair with an extensive history with and knowledge of the Company (as is the case with the Company’s Chief Executive Officer) as potentially compared to a relatively less informed independent Board Chair.

Our Board of Directors has appointed Mr. Schmid to serve as our lead independent director to help reinforce the independence of the Board of Directors as a whole. The position of lead independent director has been structured to serve as an effective balance to the combined Chief Executive Officer/Chairman role. The lead independent director is empowered to, among other duties and responsibilities, approve agendas and meeting schedules for regular Board of Directors meetings, preside over Board of Directors meetings in the absence of the Chairman, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chairman and the independent directors, approve information sent to the Board of Directors, preside over any portions of Board of Directors meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board of Directors and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board of Directors in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairman, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Company believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Chairman. Further, the active involvement of our independent directors, combined with the qualifications and significant responsibilities of our lead independent director, provide balance on the Board of Directors and promote strong, independent oversight of our management and affairs.

Role of the Board in Risk Oversight

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various standing Board committees that address risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. The Audit Committee of the Board of Directors (the “Audit Committee”) has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function. Audit Committee responsibilities also include oversight of cybersecurity risk management, and, to that end, the committee meets at least annually with both IT and business personnel responsible for cybersecurity risk management and receives periodic reports from the head of cybersecurity risk management, as well as incidental reports as matters arise. Our Nominating and Corporate Governance Committee of the Board of Directors (the “Nominating Committee”) monitors the effectiveness of our corporate governance policies and principles, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Compensation Committee of the Board of Directors (the “Compensation Committee”) assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. Typically, the entire Board meets with the Company’s officers in charge of risk management group at least annually, and the applicable Board committees meet at least annually with the employees responsible for risk management in the committees’ respective areas of oversight. Both the Board as a whole and the various standing committees receive periodic reports from the officers who oversee risk management, as well as incidental reports as matters may arise. It is the responsibility of the committee Chairpersons to report findings regarding material risk exposures to the Board as quickly as possible. The Board has delegated to the Board’s lead independent director the responsibility of coordinating between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

Meetings of The Board of Directors

The Board of Directors met ten times during the 2022 fiscal year. Each Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of the last fiscal year for which he or she was a director or committee member. As required under applicable Nasdaq listing standards, during the 2022 fiscal year, the Company’s independent directors met five times in regularly scheduled executive sessions at which only independent directors were present.

Information Regarding Committees of the Board of Directors

The Board maintains an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2022 for each of the foregoing Board committees:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Rafael G. Amado, M.D.(1)
Chuck M. Baum, M.D., Ph.D.(2)	X	X
Cynthia Collins	X	X*
Luke Corning			X
Mark J. Gergen, J.D.
David Hirsch, M.D., Ph.D.(3)
Marcea B. Lloyd, J.D.		X	X*
Eric Ostertag, M.D., Ph.D.(4)
John Schmid	X*		X
Total Meetings in 2022	4	4	4
* Committee Chairperson
(1) Dr. Amado joined the Board of Directors in April 2023.
(2) Dr. Baum joined the Board of Directors in May 2022.
(3) Dr. Hirsch resigned from the Board of Directors in May 2022.
(4) Dr. Ostertag resigned from the Board of Directors in January 2023.

The Board of Directors has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Below is a description of each committee of the Board of Directors.

Audit Committee

The Audit Committee was established by the Board of Directors in accordance with Section 3(a)(58)(A) of the Exchange Act, to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among others:

•
evaluates the performance of and assesses the qualifications of the independent auditors;
•
determines and approves the engagement of the independent auditors;
•
determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors;
•
reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services;
•
monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law;
•
reviews and approves or rejects transactions between the company and any related persons;
•
confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting;
•
establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and
•
meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

The Audit Committee is composed of three directors: Ms. Collins, Dr. Baum and Mr. Schmid. Mr. Schmid serves as the Chairperson of our Audit Committee. The Board of Directors has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.poseida.com.

The Board of Directors reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards).

The Board of Directors has also determined that Mr. Schmid qualifies as an Audit Committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Stock Market listing standards. In making this determination, our board has considered Mr. Schmid’s prior experience, business acumen and independence. Both our independent registered public accounting firm and management will periodically meet privately with our Audit Committee.

Report of the Audit Committee of the Board of Directors*

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2022 with management of the Company. The Audit Committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2022, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022.

Mr. John P. Schmid (Chairperson)

Ms. Cynthia Collins

Dr. Charles M. Baum

* The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Exchange Act or the Securities Act of 1933, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is composed of three directors: Ms. Collins, Dr. Baum and Ms. Lloyd. Ms. Collins serves as the Chairperson of our Compensation Committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.poseida.com.

The Compensation Committee acts on behalf of the Board of Directors to review, recommend for adoption and oversee the Company’s compensation strategy, policies, plans and programs, including:

•
establishment of corporate and individual performance objectives relevant to the compensation of the Company’s executive officers, directors and other senior management and evaluation of performance in light of these stated objectives;
•
review and recommendation to the Board of Directors for approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and directors, and review and approval of the compensation and other terms of employment or service of the

Company’s other executive officers and senior management; and
•
administration of the Company’s equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets at least quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairperson of the Compensation Committee, in consultation with the Chief Executive Officer, Chief People and Administration Officer and the Company’s compensation consultant. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisors or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. Pursuant to the charter of the Compensation Committee, the Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisors and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

In 2022, the Compensation Committee engaged an independent compensation consultant, Radford, an Aon Hewitt company (“Radford”), to advise the Company on executive and director compensation matters. Radford reports directly to the Compensation Committee and coordinates with our management for data collection and job matching for our executive officers. Radford specifically advised the Compensation Committee regarding executive and director pay levels, including both cash and equity; review and analysis of market practice for option granting policy and overall strategy; and other compensation matters as requested throughout the year. To assist in determining executive compensation, Radford and the Compensation Committee reviewed a peer group of publicly traded companies in the life sciences industry at a stage of development, market capitalization, and size comparable to the Company. The Compensation Committee believes that these companies are generally comparable to the Company and that the Company competes with these companies for executive talent.

Pursuant to the charter of the Compensation Committee, the Compensation Committee may form, and delegate authority to, subcommittees as appropriate. The Compensation Committee formed an Option Committee as a subcommittee of the Compensation Committee, currently composed of the Chief Executive Officer and the Chief Financial Officer, to which it delegated authority to grant, without any further action required by the Compensation Committee, equity awards to certain service providers of the Company. The purpose of this delegation of authority is to enhance the flexibility of equity award administration within the Company and to facilitate the timely grant of equity awards to non-management service providers, particularly new employees, within specified limits approved by the Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating Committee is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, selecting or recommending to the Board for selection, candidates for election to the Board of Directors, making recommendations to the Board regarding the membership of the committees of the Board and developing a set of corporate governance principles for the Company.

The Nominating Committee is composed of three directors: Mr. Corning, Ms. Lloyd and Mr. Schmid. Ms. Lloyd serves as the Chairperson of our Nominating Committee. Our Board has determined that each of the members of the Nominating

Committee is independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Board has adopted a written Nominating Committee charter that is available to stockholders on the Company’s website at www.poseida.com.

The Nominating Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age and having the highest personal integrity and ethics. The Nominating Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating Committee typically considers diversity (including gender, racial and ethnic diversity), age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

The Nominating Committee appreciates the value of thoughtful Board refreshment, and regularly identifies and considers qualities, skills and other director attributes that would enhance the composition of the Board. In the case of incumbent directors whose terms of office are set to expire, the Nominating Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating Committee also takes into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating Committee then uses its network of contacts to compile a list of potential candidates, but may also engage, if it deems appropriate, a professional search firm. The Nominating Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating Committee will consider director candidates recommended by stockholders. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating Committee no later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting at 9390 Towne Centre Drive, Suite 200, San Diego, California 92121, Attention: Corporate Secretary. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

Stockholder Communications with the Board of Directors

The Company’s Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to: 9390 Towne Centre Drive, Suite 200, San Diego, California 92121, Attention: Corporate Secretary. Such written communications must set forth the name and address of the stockholder on whose behalf the communication is sent and the number of shares of our capital stock that are owned beneficially by such stockholder as of the date of the communication.

These communications will be reviewed, and if applicable, compiled, by our Corporate Secretary, who will determine whether the communication should be presented to the Board or individual directors. The purpose of this screening is to allow the Board to avoid having to consider irrelevant or inappropriate communications (such as advertisements, solicitations and hostile communications). The screening procedures have been approved by a majority of the independent directors.

Code of Business Conduct and Ethics

The Company has adopted the Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on the Company’s website at www.poseida.com. If the Company makes any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, the Company will promptly disclose the nature of the amendment or waiver on its website.

Hedging Policy*

As part of our insider trading policy, all employees, including our officers, directors and consultants are prohibited from engaging in short sales, transactions in put or call options, hedging transactions or other inherently speculative transactions with respect to our securities at any time. In addition, no employee, including any officer, director, or consultant may margin, or make any offer to margin, any of our securities, including without limitation, borrowing against such securities, at any time.

* “The disclosure under the caption “Hedging Policy” is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.”

PROPOSAL 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors has engaged Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s Bylaws nor other governing documents or law require stockholder ratification of the selection of Ernst & Young LLP as the Company’s independent registered public accounting firm. However, the Audit Committee is submitting the selection of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present at the Annual Meeting or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of accounting firm.

Principal Accountant Fees and Services

The following table represents aggregate fees for professional services for the fiscal years ended December 31, 2022 and 2021 rendered by PricewaterhouseCoopers LLP (“PwC”), the Company’s former independent registered public accounting firm:

	Year Ended December 31,
Fee Category	2022	2021
Audit Fees(1)	$974,500	$943,350
Tax Fees(2)	55,000	69,475
All Other Fees(3)	900	935
Total Fees	$1,030,400	$1,013,760
(1)
Audit fees consist of fees billed for professional services performed by PwC for the audit of our annual consolidated financial statements, review of the interim consolidated financial statements included in our Quarterly Reports on Form 10-Q and services that PwC provided in connection with documents filed with the SEC, such as fees that are normally provided in connection with registrations statements.
(2)
Tax fees consist of fees for professional services, primarily including tax consulting and compliance services.
(3)
All other fees include fees for professional services that are appropriately not included in the Audit, Audit Related, and Tax categories. All other fees for the fiscal years ended December 31, 2022 and 2021 were related to annual subscription to accounting literature and tools.

All of the services related to the fees described above were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures.

The Audit Committee has adopted policies and procedures for the pre-approval of audit and non-audit services rendered by the Company’s independent registered public accounting firm, Ernst & Young LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

The Audit Committee has determined that the rendering of services other than audit services by Ernst & Young LLP is compatible with maintaining the principal accountant’s independence.

Change in our Independent Registered Accounting Firm

On March 27, 2023, the Audit Committee dismissed PwC as the Company’s independent registered public accounting firm.

PwC’s reports on the Company’s consolidated financial statements, which were included in the Company’s Annual Report on Form 10-K for the fiscal years ended December 31, 2022 and 2021 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles, except in the year ended December 31, 2022, the report included an emphasis of matter paragraph regarding the Company’s requirement for additional financing.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 27, 2023, there were: (i) no “disagreements” within the meaning of Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act between the Company and PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to PwC’s satisfaction, would have caused PwC to make reference thereto in PwC’s reports; and (ii) no “reportable events” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

We provided PwC with a copy of the disclosures regarding this change in independent registered public accounting firm reproduced in this Proxy Statement and we received a letter from PwC addressed to the SEC stating that they agree with the above statements. A copy of this letter was filed as an exhibit to our Current Report on Form 8-K filed with the SEC on March 30, 2023.

Appointment of Ernst & Young LLP

On March 27, 2023, after conducting an auditor evaluation and selection process, the Audit Committee approved the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

During the Company’s fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through March 27, 2023, neither the Company nor anyone acting on its behalf consulted with Ernst & Young LLP regarding: (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Ernst & Young LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a “disagreement” within the meaning of Item 304(a)(1)(iv) of Regulation S-K or a “reportable event” within the meaning of Item 304(a)(1)(v) of Regulation S-K.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSAL 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of the Company’s common stock as of March 15, 2023 by: (i) each director; (ii) each of the Company’s named executive officers; (iii) all executive officers and directors of the Company as a group; and (iv) all those known by the Company to be beneficial owners of more than 5% of its common stock.

We have determined beneficial ownership in accordance with the rules and regulations of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. Except as indicated by the footnotes below, we believe, based on information furnished to us, that the persons and entities named in the table below have sole voting and sole investment power with respect to all shares that they beneficially own, subject to applicable community property laws.

Applicable percentage ownership is based on 86,527,203 shares of common stock outstanding as of March 15, 2023. In computing the number of shares beneficially owned by a person and the percentage ownership of such person, we deemed to be outstanding all shares subject to options held by the person that are currently exercisable, or exercisable or would vest based on service-based vesting conditions within 60 days of March 15, 2023. However, except as described above, we did not deem such shares outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each beneficial owner listed in the table below is c/o Poseida Therapeutics, Inc., 9390 Towne Centre Drive, Suite 200, San Diego, California 92121.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Greater than 5% Stockholders
Entities affiliated with FMR LLC(1)	12,892,407	14.9%
Malin Life Sciences Holdings Limited(2)	11,835,673	13.7%
Entities affiliated with Eric Ostertag, M.D., Ph.D.(3)	6,028,560	7.0%
Novartis Pharma AG(4)	5,908,089	6.8%
Entities affiliated with Pentwater Capital Management(5)	4,967,227	5.7%
Directors and Named Executive Officers
Eric Ostertag, M.D., Ph.D.(3)	6,028,560	7.0%
Mark J. Gergen, J.D.(6)	813,469	*
Harry Leonhardt, J.D.(7)	225,764	*
Brent Warner(8)	176,072	*
Marcea B. Lloyd, J.D.(9)	123,947	*
John Schmid(10)	113,947	*
Cynthia Collins(11)	51,006	*
Luke Corning(12)	45,833	*
Charles M. Baum, M.D., Ph.D.(13)	17,416	*
Rafael G. Amado, M.D.	—	—
All current directors and executive officers as a group (11 persons)(14)	1,815,578	2.1%

* Represents beneficial ownership of less than 1%.

(1)
This information is based solely on the Schedule 13G/A filed on February 9, 2023, by FMR LLC. Represents shares of common stock held by FMR LLC. Abigail P. Johnson is a Director, the Chairman, the Chief Executive Officer and the President of FMR LLC. Members of the Johnson family, including Abigail P. Johnson, are the predominant owners, directly or through trusts, of Series B voting common shares of FMR LLC, representing 49% of the voting power of FMR LLC. The Johnson family group and all other Series B shareholders have entered into a shareholders’ voting agreement under which all Series B voting common shares will be voted in accordance with the majority vote of Series B voting common shares. Accordingly, through their ownership of voting common shares and the execution of the shareholders’ voting agreement, members of the Johnson family may be deemed, under the Investment Company Act of 1940, to form a controlling group with respect to FMR LLC. Neither FMR LLC nor Abigail P. Johnson has the sole power to vote or direct the voting of the shares owned directly by the various investment companies registered under the Investment Company Act of 1940, (the “Fidelity Funds”) advised by Fidelity Management & Research Company, a wholly owned subsidiary of FMR LLC, which power resides with the Fidelity Funds’ Boards of Trustees. Fidelity Management & Research Company carries out the voting of the shares under written guidelines established by the Fidelity Funds’ Boards of Trustees. The business address for each person and entity named in this footnote is 245 Summer Street, Boston, Massachusetts 02110.
(2)
This information is based solely on the Form 4 filed on August 10, 2022 and Form 13G filed on July 10, 2020, by Malin Life Sciences Holdings Ltd (“Malin Holdings”) and Malin Corporation plc (“Malin”). Represents shares of our common stock held by Malin Holdings, a wholly owned subsidiary of Malin. Malin Holdings and Malin share voting and investment power over our securities held by Malin Holdings. The business address of Malin and Malin Holdings is The Lennox Building, 50 Richmond Street South, Dublin 2, Ireland D02 FK02.
(3)
This information is based solely on the Form 4 filed on February 3, 2023 by Dr. Ostertag. Consists of (i) 3,659,503 shares of common stock held by the Eric Ostertag Living Trust dated March 30, 2016, of which Dr. Ostertag is the sole trustee, (ii) 961,445 shares of common stock held by the Ostertag Family Trust dated March 30, 2016, of which Dr. Ostertag is a trustee, (iii) 827,320 shares of common stock held by Dr. Ostertag, (iv) 580,292 shares of common stock held by Twin Prime Investments, which is an entity wholly owned by Dr. Ostertag.
(4)
This information is based solely on the Schedule 13G filed on February 12, 2021, by Novartis Pharma AG. Represents shares of common stock held by Novartis Pharma AG. Novartis Pharma AG is a Swiss corporation and a direct wholly-owned subsidiary of Novartis AG, a publicly owned Swiss corporation. As the direct parent of Novartis Pharma AG, Novartis AG may be deemed to beneficially own these securities. The address of Novartis Pharma AG and Novartis AG is Lichtstrasse 35, 4056 Basel, Switzerland.
(5)
This information is based solely on the Schedule 13D/A filed on April 25, 2022, by Pentwater Capital Management LP, a Delaware limited partnership registered as an investment adviser with the SEC (“Pentwater Capital”), Crown Managed Accounts SPC, an exempted company formed in the Cayman Islands (“Crown”), Investment Opportunities 3 SPC, a segregated portfolio company formed in the Cayman Islands (“MALT”), LMA SPC on behalf of MAP 98 Segregated Portfolio, a segregated portfolio company formed in the Cayman Islands (“MAP”), PWCM Master Fund Ltd., an exempted company formed in the Cayman Islands (“PWCM Master”), Oceana Master Fund, Ltd., an exempted company formed in the Cayman Islands (“Oceana”), Pentwater Merger Arbitrage Master Fund, Ltd., an exempted company formed in the Cayman Islands (“PMAM”), Pentwater Metric Merger Arbitrage Fund LP, a limited partnership formed in the Cayman Islands (“PWMM”) Pentwater Credit Master Fund Ltd., an exempted company formed in the Cayman Islands (“PCMF”), Pentwater Equity Opportunities Master Fund, Ltd., an exempted company formed in the Cayman Islands (“Pentwater Equity”), and Pentwater Unconstrained Master Fund Ltd., an exempted company formed in the Cayman Islands (“PWUM” and together with Crown, MALT, MAP, PWCM Master, Oceana, PMAM, PWMM, PCMF, Pentwater Equity, the “Funds”). Pentwater Capital is the investment adviser of each of the Funds. Pentwater Capital is the investment manager for the Funds. Halbower Holdings Inc. is the general partner of Pentwater Capital, and Matthew Halbower is the chief executive officer and sole director of Halbower Holdings Inc. The business address of the Reporting Persons is 1001 10th Avenue South, Suite 216, Naples, FL 34102. Consists of (i) 31,077 shares of common stock held by Crown, (ii) 40,896 shares of common stock held MALT, (iii) 274,749 shares of common stock held by MAP, (iv) 1,891,819 shares of common stock held by PWCM Master, (v) 403,094 shares of common stock held by Oceana, (vi) 1,381,146 shares of common stock held by PMAM, (vii) 41,251 shares of common stock held by PWMM, (viii) 368,210 shares of common stock held by PCMF, (ix) 493,783 shares of common stock held by Pentwater Equity, and (x) 41,202 shares of common stock held by PWUM. The business address for each person and entity named in this footnote is 1001 10th Avenue South, Suite 216, Naples, Florida 34102.
(6)
Consists of (i) 64,124 shares of common stock, and (ii) 749,345 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(7)
Consists of (i) 13,931 shares of common stock, and (ii) 211,833 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(8)
Consists of (i) 50,354 shares of common stock, and (ii) 125,718 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(9)
Consists of (i) 10,000 shares of common stock, and (ii) 113,947 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(10)
Represents 113,947 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(11)
Represents 51,006 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(12)
Represents 45,833 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(13)
Represents 17,416 shares of common stock underlying options exercisable within 60 days of March 15, 2023.
(14)
Consists of (i) the shares described in footnotes (6) through (13) above, (ii) 47,359 shares of common stock owned by executive officers not named in the table above, and (iii) 200,765 shares of common stock underlying options exercisable within 60 days of March 15, 2023 held by executive officers not named in the table above.

EXECUTIVE OFFICERS

The following table sets forth, for our current executive officers, their ages and position held with us as of the date of this proxy statement:

Name	Age	Principal position
Mark J. Gergen, J.D.	61	Chief Executive Officer, President and Chairman
Harry J. Leonhardt, J.D.	66	General Counsel, Chief Compliance Officer and Corporate Secretary
Johanna M. Mylet, C.P.A.	36	Chief Financial Officer
Brent Warner	39	President, Gene Therapy
Kristin Yarema, Ph.D.	52	President, Cell Therapy

In February 2022, Mr. Gergen was appointed as our Chief Executive Officer replacing Dr. Ostertag who was appointed as the Company’s Executive Chairman. In February 2023, Dr. Ostertag resigned from his position as Executive Chairman and Mr. Gergen was appointed Chairman of the Board. Biographical information for Mr. Gergen is included above with the director biographies under the caption “Information Regarding Director Nominees and Current Directors.”

Harry J. Leonhardt, J.D. Mr. Leonhardt has served as our General Counsel, Chief Compliance Officer & Corporate Secretary since July 2020. From April 2015 to January 2020, Mr. Leonhardt served as Senior Vice President, General Counsel, Chief Compliance Officer and Corporate Secretary for Halozyme Therapeutics, Inc. Prior to joining Halozyme, Mr. Leonhardt was an arbitrator before the International Centre for Dispute Resolution and a consultant in the biotechnology industry from January 2013 to April 2015. He served as Senior Vice President, Legal and Compliance, and Corporate Secretary at Amylin Pharmaceuticals, Inc., a biotechnology company, from September 2011 to January 2013 and previously served in other senior management legal positions at Amylin since September 2007. Prior to Amylin, he served as Senior Vice President, General Counsel and Corporate Secretary at Senomyx, Inc. from September 2003 to September 2007. From February 2001 to September 2003, Mr. Leonhardt was Executive Vice President, General Counsel and Corporate Secretary at Genoptix, Inc. and from July 1996 to November 2000, he served as Vice President and then Senior Vice President, General Counsel and Corporate Secretary at Nanogen, Inc. Prior to Nanogen, Mr. Leonhardt held positions of increasing responsibility at Allergan, Inc. including Chief Litigation Counsel and General Counsel for European Operations. Early in his career, he was an attorney at Lyon & Lyon LLP where he represented a number of prominent clients in the biotech, pharmaceutical and consumer products industries. Mr. Leonhardt received a B.S. in Pharmacy from the University of the Sciences and a Juris Doctorate from the University of Southern California School of Law.

Johanna M. Mylet, C.P.A. Ms. Mylet has served as our Chief Financial Officer since October 2021. Ms. Mylet served as our Senior Vice President of Finance from July 2020 to October 2021, our Vice President of Finance from March 2018 to July 2020 and as our Controller from June 2015 to March 2018. From April 2014 to June 2015, Ms. Mylet served as Controller at HUYA Biosciences, LLC, a pharmaceutical company focused on developing oncology and cardiovascular drug candidates sourced in China. From September 2008 to April 2014, Ms. Mylet served increasing roles of responsibility, most recently as Audit Manager, of Grant Thornton, LLP, an accounting and advisory firm. Ms. Mylet received her B.S. in Accountancy from the University of San Diego and is a Certified Public Accountant.

Brent Warner. Mr. Warner has served as our President, Gene Therapy since February 2022. Prior to joining Poseida, Mr. Warner served as Vice President, Gene Therapy and Rare Disease at Novartis from October 2019 to March 2022. From March 2019 to October 2019, he was the US Commercial Leader at BioMarin Pharmaceutical Inc. and prior to Biomarin, Mr. Warner worked at Biogen Inc. from March 2016 to March 2019 with increasing responsibility, most recently serving as Head of US Strategy and Operations. Mr. Warner received both his M.B.A. with an emphasis in marketing and finance and his B.A. in Business Administration from Northwood University in Michigan.

Kristin Yarema, Ph.D. Dr. Yarema has served as our President, Cell Therapy since April 2023. From February 2020 to November 2022, she served as Chief Commercial Officer at Atara Biotherapeutics, Inc., a publicly held allogeneic T-cell immunotherapy company. Prior to Atara, Dr. Yarema served at Amgen as Vice President and Therapeutic Area Head for Global Product Strategy and Commercial Innovation in Hematology-Oncology from January 2019 to February 2020, Vice President Global Marketing/Global Product Strategy and Innovation; Cardiovascular, Metabolism and Neuroscience from January 2018 to February 2020, and a series of other U.S. and global commercial leadership roles from 2013 to 2018. From June 2007 to January 2013, Dr. Yarema held roles of increasing responsibility at Novartis, most recently as Global Programs Head, Cardiovascular and Metabolism/Critical Care Development. Prior to Novartis, Dr. Yarema served at McKinsey &

Company, a global management consulting firm, serving in roles of increasing responsibility from October 2000 to June 2007, most recently as Associate Principal. In addition, Dr. Yarema serves on the boards of directors of the Celiac Disease Foundation, a U.S.-based patient advocacy group, and the Alliance for Regenerative Medicine, a cell and gene therapy industry association. Dr. Yarema received her Ph.D. in Biochemical Engineering from University of California, Berkeley and her B.S. in Chemical Engineering and B.A. in English from Stanford University.

EXECUTIVE COMPENSATION

We are an “emerging growth company,” as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and have elected to comply with the reduced compensation disclosure requirements available to emerging growth companies under the JOBS Act.

Our named executive officers, consisting of our current and former principal executive officers and the next two most highly compensated executive officers, for the fiscal year ended December 31, 2022 were:

•
Mark J. Gergen, J.D., our Chief Executive Officer, President and Chairman of the Board;
•
Eric Ostertag, M.D., Ph.D., our former Executive Chairman and Chief Executive Officer;
•
Brent Warner, our President, Gene Therapy; and
•
Harry J. Leonhardt, J.D., our General Counsel, Chief Compliance Officer and Corporate Secretary.

In February 2022, Dr. Ostertag resigned as Chief Executive Officer and transitioned to Executive Chairman, and Mr. Gergen was appointed as our Chief Executive Officer. In February 2023, Dr. Ostertag resigned as our Executive Chairman and Mr. Gergen was appointed as Chairman.

The following table shows for the fiscal years ended 2022 and 2021, compensation awarded to or paid to, or earned by, our named executive officers.

Summary Compensation Table for Fiscal Year 2022

Name and Principal Position	Year	Salary ($)	Option Awards ($) (1)	Stock Awards ($) (1)	Non-Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Mark J. Gergen, J.D.	2022	$565,750	$1,752,012	$1,696,700	$342,280	$12,710	$4,369,452
Chief Executive Officer, President	2021	462,833	2,164,381	—	187,450	9,252	2,823,916
and Chairman
Eric Ostertag, M.D., Ph.D.	2022	448,313	429,972	425,125	—	12,710	1,316,120
Former Executive Chairman and	2021	440,246	5,627,347	—	217,920	9,252	6,294,765
former Chief Executive Officer
Brent Warner(4)	2022	370,278	1,051,982	1,052,953	162,920	240,895	2,879,028
President, Gene Therapy
Harry J. Leonhardt, J.D.	2022	428,833	177,109	171,000	188,690	12,710	978,342
General Counsel, Chief Compliance Officer and Corporate Secretary	2021	415,500	867,018	—	149,580	9,252	1,441,350

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option awards and restricted stock unit (RSU) awards granted during 2022 and 2021, as applicable. This amount has been computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, “Compensation – Stock Compensation”. Assumptions used in the calculation of this amount are described in Note 10 to the Consolidated Financial Statements included in our Annual Report filed on Form 10-K filed with the SEC on March 9, 2023, for the fiscal year ended December 31, 2022. This amount does not reflect the actual economic value that will be realized by our named executive officers upon the vesting of these stock options or stock awards, the exercise of these stock options, or the sale of the common stock underlying such stock options or stock awards.
(2)
Amounts shown represent annual performance-based bonuses. For more information, see the subsection below titled “—Annual Performance-Based Bonus Opportunity.”
(3)
Amounts shown represent the following: (a) $12,200 in 401(k) matching contributions and $510 in life insurance premiums in 2022 for each of Mr. Gergen, Dr. Ostertag and Mr. Leonhardt; and (b) $12,200 in 401(k) matching contributions, $425 in life insurance premiums, $100,000 in sign-on bonus, and $128,270 in relocation benefits which included $38,270 in a gross-up related to taxes due associated with relocation benefits in 2022 for Mr. Warner.
(4)
Mr. Warner’s employment commenced on February 21, 2022 and Mr. Warner’s salary in the table above reflects a partial year of service.

Annual Base Salary

The base salaries of all of our named executive officers are reviewed from time to time and adjusted when our Board of Directors or Compensation Committee determines an adjustment is appropriate. The 2022 annual base salaries for our named executive officers are set forth in the table below.

Name	2022 Base Salary
Mark J. Gergen, J.D.(1)	$575,000
Eric Ostertag, M.D., Ph.D.(2)	450,000
Brent Warner	430,000
Harry J. Leonhardt, J.D.	430,000

(1)
In February 2022, in connection with Mr. Gergen’s appointment as our Chief Executive Officer and based on market data and advice from Radford, Mr. Gergen’s annual base salary was increased from $464,000 to $575,000.
(2)
In February 2022, Dr. Ostertag resigned as Chief Executive Officer and transitioned to Executive Chairman. In connection with Dr. Ostertag’s appointment as our Executive Chairman and based on market data and advice from Radford, Dr. Ostertag’s annual base salary was increased from $429,750 to $450,000.

Annual Performance-Based Bonus Opportunity

In addition to base salaries, our named executive officers are eligible to receive annual performance-based cash bonuses, which are designed to provide appropriate incentives to our executives to achieve defined annual performance goals and to reward our executives for achievement towards these goals. The annual performance-based bonus each named executive officer is eligible to receive is generally based on the extent to which we achieve the corporate goals that our Board of Directors or Compensation Committee establishes each year. At the end of the year, our Board of Directors or Compensation Committee reviews our corporate performance and that of each executive officer and determines the actual bonus payout to be awarded to each executive officer.

In February 2022, in connection with Mr. Gergen’s appointment as our Chief Executive Officer, his performance bonus target amount was increased from 45% to 55% of his annual base salary. Following his appointment as Executive Chairman, Dr. Ostertag was no longer eligible for a performance bonus. For 2022, the bonus targets for each of Mr. Warner and Mr. Leonhardt was 40% of annual base salary.

Our corporate performance objectives for 2022, as established by our Board of Directors, included accomplishments in research and development operations, finance and administrative goals and expansion in business development. In December 2022, our Board of Directors reviewed 2022 performance, determined that we had attained a 110% overall achievement level of our 2022 corporate goals and accordingly awarded bonuses to each of our named executive officers (other than Dr. Ostertag) at 110% of their target bonus level based on our achievements in 2022. Mr. Warner’s actual bonus payout was prorated for the period of time he was employed in 2022. The actual annual performance-based bonuses awarded to each applicable named executive officer for 2022 performance are set forth above in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation.”

Equity Compensation

Historically, we have awarded stock options to our executive officers and other employees as the long-term incentive component of our compensation program. More recently, we have started granting RSU awards to our executive officers and other employees. We typically grant equity awards to new hires upon their commencing employment with us. Beginning in 2021, we implemented a practice of generally granting annual equity awards to our continuing employees during the first quarter of the year. Generally, our equity awards vest over four years, subject to the employee’s continued employment with us on each vesting date.

In February and March 2022, we granted stock options and RSU awards to each of our named executive officers, as further described below under “—Outstanding Equity Awards at Fiscal Year-End.”

Agreements with Our Named Executive Officers

Below are descriptions of our employment agreements and offer letters with our named executive officers, as well as the transition and consulting agreement with Dr. Ostertag. The employment of each of our named executive officers (as applicable) is at will. For a discussion of the severance pay and other benefits to be provided in connection with a termination of employment and/or a change in control under the arrangements with our named executive officers (including the benefits applicable to Dr. Ostertag prior to his resignation in 2023), see the subsection titled “—Potential Payments upon Termination or Change in Control” below.

Mr. Gergen. We entered into an executive employment agreement with Mr. Gergen in February 2018, which governed the terms of his employment with us until February 2022. Pursuant to this agreement, Mr. Gergen was entitled to an annual base salary and was eligible to receive an annual performance bonus. In February 2022, in connection with Mr. Gergen’s appointment as our Chief Executive Officer, we entered into an amended and restated executive employment agreement with Mr. Gergen, pursuant to which Mr. Gergen is entitled to an annual base salary of $575,000, most recently increased to $615,000 for 2023, an annual performance bonus with a target amount of 55% of his annual base salary, and an equity award comprised of (i) a stock option to purchase 518,500 shares of our common stock and (ii) an RSU award underlying 357,200 shares of our common stock, each of which were granted in February 2022 and vest over four years, as described below under “—Outstanding Equity Awards at Fiscal Year-End.”

Dr. Ostertag. We entered into an executive employment agreement with Dr. Ostertag in June 2015, which governed the terms of his employment with us until February 2022. Pursuant to this agreement, Dr. Ostertag was entitled to an annual base salary and was eligible to receive an annual performance bonus. In February 2022, in connection with Dr. Ostertag’s appointment as our Executive Chairman, we entered into an amended and restated executive employment agreement with Dr. Ostertag, which governed the terms of his employment with us until February 2023. Pursuant to this agreement, Dr. Ostertag was entitled to an annual base salary of $450,000 and to an equity award comprised of (i) a stock option grant to purchase 129,500 shares of our common stock and (ii) an RSU award underlying 89,500 shares of our common stock, each of which were granted in February 2022 and vest over two years, as described below under “—Outstanding Equity Awards at Fiscal Year-End.” In February 2023, in connection with Dr. Ostertag’s resignation from the Executive Chairman role, we entered into a transition and consulting agreement with Dr. Ostertag that governs an 18-month consulting period, under which Dr. Ostertag will provide consulting services to the Company with respect to technical and scientific matters in consideration of a consulting fee of $750 per hour, continued vesting of outstanding equity awards (so long as he provides services to us) and vesting acceleration and COBRA payments, as described under “—Potential Payments upon Termination or Change in Control” below.

Mr. Warner. In connection with Mr. Warner’s commencement of services, we entered into an offer letter with Mr. Warner in January 2022, which governs the terms of his employment with us. Pursuant to his offer letter, Mr. Warner is entitled to an annual base salary of $430,000, most recently increased to $447,200 for 2023, and is eligible to receive an annual performance bonus with a target of 40% of his annual base salary. In addition, in connection with the commencement of his services, Mr. Warner received an equity award comprised of (i) a stock option to purchase 431,034 shares of our common stock and (ii) an RSU award underlying 307,881 shares of our common stock, which were granted in March 2022 and vest over four years, as described below under “—Outstanding Equity Awards at Fiscal Year-End.” In addition, Mr. Warner was entitled to receive a sign-on bonus of $100,000 and grossed-up relocation allowance of $90,000. Through December 31, 2022, Mr. Warner received $128,270 in relocation benefits, which included $38,270 as a tax gross up payment to cover taxes associated with the relocation benefits.

Mr. Leonhardt. In connection with Mr. Leonhardt’s commencement of services, we entered into an offer letter with Mr. Leonhardt in July 2020, which governs the terms of his employment with us. Pursuant to his offer letter, Mr. Leonhardt is entitled to an annual base salary of $410,000, most recently increased to $447,200 for 2023, and is eligible to receive an annual performance bonus with a target of 40% of his annual base salary.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, each named executive officer (other than Dr. Ostertag) is entitled to receive amounts previously earned during his term of service, including unpaid salary and cash out of unused vacation.

Each of our named executive officers (including Dr. Ostertag, prior to his 2023 resignation) is eligible to receive benefits under the terms of our Severance and Change in Control Plan adopted by the Board of Directors in June 2020 (the “Severance Plan”). The Severance Plan provides for severance and/or change in control benefits to the named executive officers upon (i) a “change in control termination” or (ii) a “regular termination” (each as described below). Upon a change in control termination, each of our named executive officers is entitled to a lump sum payment equal to a portion of his base salary (18 months for Mr. Gergen and Dr. Ostertag (prior to his 2023 resignation) and 12 months for each of Mr. Warner and Mr. Leonhardt), a lump sum payment equal to his target cash bonus, accelerated vesting of outstanding time-vesting equity awards, payment of COBRA premiums for a period of time (up to 18 months for Mr. Gergen and Dr. Ostertag (prior to his 2023 resignation) and 12 months for each of Mr. Warner and Mr. Leonhardt), and for Dr. Ostertag only, (i) full acceleration of vesting and exercisability of all outstanding time-based equity awards, including the lapse of any reacquisition or repurchase rights held by the Company, and (ii) extension of the exercise period (if applicable) until the earlier of 24 months following the change in control termination and the expiration date of the award. To the extent an equity award is not assumed, continued or substituted for in the event of certain change in control transactions and the executive’s employment is not terminated as of immediately prior to such change in control, the vesting of such equity award will also accelerate in full (and for equity awards subject to performance vesting, performance will be deemed to be achieved at target, unless otherwise provided in individual award documents). Upon a regular termination, each of our named executive officers is entitled to a lump sum payment equal to a portion of his base salary (12 months for Mr. Gergen and Dr. Ostertag (prior to his 2023 resignation) and 9 months for each of Mr. Warner and Mr. Leonhardt) and payment of COBRA premiums for a period of time (12 months for Mr. Gergen and Dr. Ostertag (prior to his 2023 resignation) and 9 months for each of Mr. Warner and Mr. Leonhardt). All severance benefits under the Severance Plan are subject to the executive’s execution of an effective release of claims against the company.

For purposes of the Severance Plan, a “regular termination” is an involuntary termination (i.e., a termination other than for cause (and not as a result of death or disability) or a resignation for good reason, as defined in the Severance Plan) that does not occur during the period of time beginning one month prior to, and ending 12 months following, a “change in control” (as defined in the Company’s 2020 Equity Incentive Plan (the “2020 Plan”)), or the “change in control period.” A “change in control termination” is a regular termination that occurs during the change in control period.

As noted above, Dr. Ostertag was eligible to receive benefits under the Severance Plan prior to his resignation from the position of Executive Chairman in February 2023. Dr. Ostertag’s resignation did not constitute a “regular termination” for purposes of the Severance Plan. As such, Dr. Ostertag was not entitled to and did not receive any severance compensation or benefits under the Severance Plan. Under the terms of the transition and consulting agreement with Dr. Ostertag, his outstanding equity awards will continue to vest and will accelerate and become immediately vested and exercisable as of the date of the closing of a change in control (as defined in the applicable equity plan under which the awards were granted), subject to Dr. Ostertag’s continued services through such date. In addition, the transition and consulting agreement provides for COBRA payments for up to 18 months following Dr. Ostertag’s resignation.

Other Compensation

Our named executive officers are eligible to participate in our health and welfare plans to the same extent as all full-time employees generally. We generally do not provide our named executive officers with significant perquisites or other personal benefits. In 2022, we paid Mr. Warner grossed-up relocation reimbursements pursuant to the terms of his employment agreement, as reported in the “Summary Compensation Table” above. The Company determined that such benefits were reasonable and necessary in order to induce Mr. Warner to join the Company.

Our named executive officers did not participate in, or earn any benefits under, a nonqualified deferred compensation plan sponsored by us during the fiscal year ended December 31, 2022. Our Board of Directors may elect to provide our officers and other employees with nonqualified defined contribution or other nonqualified deferred compensation benefits in the future if it determines that doing so is in our best interests.

We have established a 401(k) tax-deferred savings plan, which permits participants, including our named executive officers, to make contributions by salary deduction pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). We are responsible for administrative costs of the 401(k) plan. For 2022, we matched 4% of the first 6% of the participant’s eligible compensation contributed to the 401(k) plan, up to a cap of $12,200. Matching contributions are immediately vested.

Outstanding Equity Awards at Fiscal Year-End

The following table shows for the fiscal year ended December 31, 2022, certain information regarding outstanding equity awards at fiscal year-end for our named executive officers.

Outstanding Equity Awards at December 31, 2022

	Option Awards						Stock Awards
Name	Vesting Commencement Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (3)	Option Expiration Date	Number of shares of stock that have not vested (#)	Market value of shares of stock that have not vested ($)
Mark Gergen, J.D.	2/1/2022		108,020	410,480	$4.75	1/31/2032	357,200	$1,696,700
	2/4/2021		156,750	185,250	9.15	2/3/2031	—	—
	7/9/2020		45,312	29,688	16.00	7/8/2030	—	—
	12/11/2019		36,082	12,033	12.23	12/10/2029	—	—
	3/2/2018		300,721	—	2.78	3/1/2028	—	—
Eric Ostertag, M.D., Ph.D.	2/1/2022	(2)	53,958	64,750	4.75	1/31/2032	89,500	425,125
	2/1/2022	(2)	—	10,792	5.23	1/31/2027	—	—
	2/4/2021		258,348	481,647	9.15	2/3/2031	—	—
	12/11/2019		24,055	8,021	13.47	12/10/2024	—	—
	12/11/2019		156,374	52,126	12.23	12/10/2029	—	—
Brent Warner	3/1/2022		80,818	350,216	3.42	2/29/2032	307,881	1,052,953
Harry J. Leonhardt, J.D.	3/1/2022		13,606	58,962	3.42	2/29/2032	50,000	171,000
	2/4/2021		62,791	74,209	9.15	2/3/2031	—	—
	7/9/2020		96,899	63,486	16.00	7/8/2030	—	—

(1)
Except as otherwise noted, options vest as follows: 12.5% of the shares vest on the six-month anniversary of the vesting commencement date and the remaining shares vest in 42 equal monthly installments, subject to the recipient’s continuous service through each vesting date; RSU awards vest as follows: 25% of shares vest annually on each of the anniversary of the vesting commencement date, subject to the recipient’s continuous service through each vesting date.
(2)
Options vest as follows: 25% of shares vest on the six-month anniversary of the vesting commencement date and the remaining shares vest in 18 equal monthly installments, subject to the recipient’s continuous service through each vesting date; RSU awards vest as follows: 50% of shares vest annually on each of the anniversary of the vesting commencement date, subject to the recipient’s continuous service through each vesting date.
(3)
All of the option awards were granted with a per share exercise price equal to the fair market value of one share of our common stock on the date of grant. Incentive stock options granted to Dr. Ostertag were granted with a per share exercise price equal to 110% of the fair market value of one share of our common stock on the applicable grant date given his combined voting power of our stock exceeded 10% at the time of grant.

There were no repricings or cancellations of any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2022. We did not engage in modifications to any of our named executive officers’ outstanding equity awards during the fiscal year ended December 31, 2022.

Equity Plans

2020 Equity Incentive Plan

Our Board of Directors adopted, and our stockholders approved, our 2020 Plan in July 2020. Our 2020 Plan became effective on July 9, 2020, and is the successor to and continuation of our 2015 Plan. As of December 31, 2022, option awards and RSU awards covering an aggregate of 9,497,351 shares and 2,614,402 shares of our common stock granted under the 2020 Plan were outstanding, respectively.

Awards. Our 2020 Plan provides for the grant of incentive stock options, or ISOs, within the meaning of Section 422 of the Code, to employees, including employees of any parent or subsidiary, and for the grant of nonstatutory stock options, or NSOs, stock appreciation rights, restricted stock awards, RSU awards, performance awards and other forms of awards to employees, directors and consultants, including employees and consultants of our affiliates.

Authorized Shares. Initially, the maximum number of shares of our common stock that may be issued under our 2020 Plan is 11,183,476 shares, which is the sum of (1) 4,500,000 new shares, plus (2) the number of shares that remain available for the issuance of awards under our 2015 Plan at the time our 2020 Plan became effective, plus (3) any shares subject to outstanding stock options or other stock awards that were granted under our 2015 Plan that terminate or expire prior to exercise or settlement; are settled in cash; are forfeited because of the failure to vest; or are reacquired or withheld (or not issued) to satisfy a tax withholding obligation or the purchase or exercise price, if any, as such shares become available from time to time. In addition, the number of shares of our common stock reserved for issuance under our 2020 Plan will automatically increase on January 1 of each calendar year, starting on January 1, 2021 through January 1, 2030, in an amount equal to (1) 5% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of each automatic increase, or (2) a lesser number of shares determined by our Board of Directors prior to the applicable January 1st. The maximum number of shares of our common stock that may be issued on the exercise of ISOs under our 2020 Plan is 33,550,428 shares.

Shares subject to stock awards granted under our 2020 Plan that expire or terminate without being exercised in full or that are paid out in cash rather than in shares do not reduce the number of shares available for issuance under our 2020 Plan. Shares withheld under a stock award to satisfy the exercise, strike or purchase price of a stock award or to satisfy a tax withholding obligation do not reduce the number of shares available for issuance under our 2020 Plan. If any shares of common stock issued pursuant to a stock award are forfeited back to or repurchased or reacquired by us for any reason, the shares that are forfeited or repurchased or reacquired will revert to and again become available for issuance under the 2020 Plan. Any shares previously issued which are reacquired in satisfaction of tax withholding obligations or as consideration for the exercise or purchase price of a stock award will again become available for issuance under the 2020 Plan.

The maximum number of shares of common stock subject to stock awards granted under the 2020 Plan or otherwise during any period commencing on the date of the company’s annual meeting of stockholders for a particular year and ending on the day immediately prior to the date of the company’s annual meeting of stockholders for the next subsequent year to any non-employee director, taken together with any cash fees paid by us to such non-employee director during such period for service on the Board of Directors, will not exceed $750,000 in total value (calculating the value of any such stock awards based on the grant date fair value of such stock awards for financial reporting purposes), or, with respect to the period in which a non-employee director is first appointed or elected to our Board of Directors, $1,000,000.

Plan Administration. Our Board of Directors, or a duly authorized committee of our Board of Directors, will administer our 2020 Plan and is referred to as the “plan administrator” herein. Our Board of Directors may also delegate to one or more of our officers the authority to (1) designate employees (other than officers) to receive specified stock awards and (2) determine the number of shares subject to such stock awards. Under our 2020 Plan, our Board of Directors has the authority to determine award recipients, grant dates, the numbers and types of stock awards to be granted, the applicable fair market value, and the provisions of each stock award, including the period of exercisability and the vesting schedule applicable to a stock award.

Under the 2020 Plan, the Board of Directors also generally has the authority to effect, with the consent of any materially adversely affected participant, (1) the reduction of the exercise, purchase, or strike price of any outstanding award; (2) the cancellation of any outstanding award and the grant in substitution therefore of other awards, cash, or other consideration; or (3) any other action that is treated as a repricing under generally accepted accounting principles.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2020 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value for certain major stockholders). Options granted under the 2020 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2020 Plan, up to a maximum of 10 years. Unless the terms of an optionholder’s stock option agreement provide otherwise, if an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death, or cause, the optionholder may generally exercise any vested options for a period of three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws. If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, or (5) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized officer, an option may be transferred pursuant to a domestic relations order.

Tax Limitations on ISOs. The aggregate fair market value, determined at the time of grant, of our common stock with respect to ISOs that are exercisable for the first time by an award holder during any calendar year under all of our stock plans may not exceed $100,000. Options or portions thereof that exceed such limit will generally be treated as NSOs. No ISO may be granted to any person who, at the time of the grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power or that of any of our affiliates unless (1) the option exercise price is at least 110% of the fair market value of the stock subject to the option on the date of grant, and (2) the term of the ISO does not exceed five years from the date of grant.

Restricted Stock Unit Awards. RSU awards are granted under restricted stock unit award agreements adopted by the plan administrator. RSU awards may be granted in consideration for any form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. An RSU award may be settled by cash, delivery of stock, a combination of cash and stock as deemed appropriate by the plan administrator, or in any other form of consideration set forth in the RSU award agreement. Additionally, dividend equivalents may be credited in respect of shares covered by an RSU award. Except as otherwise provided in the applicable award agreement, RSU awards that have not vested will be forfeited once the participant’s continuous service ends for any reason.

Restricted Stock Awards. Restricted stock awards are granted under restricted stock award agreements adopted by the plan administrator. A restricted stock award may be awarded in consideration for cash, check, bank draft or money order, past or future services to us, or any other form of legal consideration that may be acceptable to our Board of Directors and permissible under applicable law. The plan administrator determines the terms and conditions of restricted stock awards, including vesting and forfeiture terms. If a participant’s service relationship with us ends for any reason, we may receive any or all of the shares of common stock held by the participant that have not vested as of the date the participant terminates service with us through a forfeiture condition or a repurchase right.

Stock Appreciation Rights. Stock appreciation rights are granted under stock appreciation right agreements adopted by the plan administrator. The plan administrator determines the purchase price or strike price for a stock appreciation right, which generally cannot be less than 100% of the fair market value of our common stock on the date of grant. A stock appreciation right granted under the 2020 Plan vests at the rate specified in the stock appreciation right agreement as determined by the plan administrator. Stock appreciation rights may be settled in cash or shares of common stock.

The plan administrator determines the term of stock appreciation rights granted under the 2020 Plan, up to a maximum of 10 years. If a participant’s service relationship with us or any of our affiliates ceases for any reason other than cause, disability, or death, the participant may generally exercise any vested stock appreciation right for a period of three months following the cessation of service. This period may be further extended in the event that exercise of the stock appreciation right following such a termination of service is prohibited by applicable securities laws. If a participant’s service relationship with us, or any of our affiliates, ceases due to disability or death, or a participant dies within a certain period following cessation of service, the participant or a beneficiary may generally exercise any vested stock appreciation right for a period of 12 months in the event of disability and 18 months in the event of death. In the event of a termination for cause, stock appreciation rights generally terminate immediately upon the occurrence of the event giving rise to the termination of the individual for cause. In no event may a stock appreciation right be exercised beyond the expiration of its term.

Performance Awards. The 2020 Plan permits the grant of performance awards that may be settled in stock, cash or other property. Performance awards may be structured so that the stock or cash will be issued or paid only following the achievement of certain pre-established performance goals during a designated performance period. Performance awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the common stock.

The performance goals may be based on any measure of performance selected by the Board of Directors. The performance goals may be based on company-wide performance or performance of one or more business units, divisions, affiliates, or business segments, and may be either absolute or relative to the performance of one or more comparable companies or the performance of one or more relevant indices. Unless specified otherwise by the Board of Directors at the time the performance award is granted, the board will appropriately make adjustments in the method of calculating the attainment of performance goals as follows: (1) to exclude restructuring and/or other nonrecurring charges; (2) to exclude exchange rate effects; (3) to exclude the effects of changes to generally accepted accounting principles; (4) to exclude the effects of any statutory adjustments to corporate tax rates; (5) to exclude the effects of items that are “unusual” in nature or occur “infrequently” as determined under generally accepted accounting principles; (6) to exclude the dilutive effects of acquisitions or joint ventures; (7) to assume that any portion of our business which is divested achieved performance objectives at targeted levels during the balance of a performance period following such divestiture; (8) to exclude the effect of any change in the outstanding shares of our common stock by reason of any stock dividend or split, stock repurchase, reorganization, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other similar corporate change, or any distributions to common stockholders other than regular cash dividends; (9) to exclude the effects of stock based compensation and the award of bonuses under our bonus plans; (10) to exclude costs incurred in connection with potential acquisitions or divestitures that are required to be expensed under generally accepted accounting principles; and (11) to exclude the goodwill and intangible asset impairment charges that are required to be recorded under generally accepted accounting principles.

Other Stock Awards. The plan administrator may grant other awards based in whole or in part by reference to our common stock. The plan administrator will set the number of shares under the stock award (or cash equivalent) and all other terms and conditions of such awards.

Changes to Capital Structure. In the event there is a specified type of change in our capital structure, such as a stock split, reverse stock split, or recapitalization, appropriate adjustments will be made to (1) the class and maximum number of shares reserved for issuance under the 2020 Plan, (2) the class and maximum number of shares by which the share reserve may increase automatically each year, (3) the class and maximum number of shares that may be issued on the exercise of ISOs, and (4) the class and number of shares and exercise price, strike price, or purchase price, if applicable, of all outstanding stock awards.

Corporate Transactions. The following applies to stock awards under the 2020 Plan in the event of a corporate transaction (as defined in the 2020 Plan), unless otherwise provided in a participant’s stock award agreement or other written agreement with us or one of our affiliates or unless otherwise expressly provided by the plan administrator at the time of grant. In the event of a corporate transaction, any stock awards outstanding under the 2020 Plan may be assumed, continued or substituted for by any surviving or acquiring corporation (or its parent company), and any reacquisition or repurchase rights held by us with respect to the stock award may be assigned to the successor (or its parent company). If the surviving or acquiring corporation (or its parent company) does not assume, continue or substitute for such stock awards, then (1) with respect to any such stock awards that are held by participants whose continuous service has not terminated prior to the effective time of the corporate transaction, or current participants, the vesting (and exercisability, if applicable) of such stock awards will be accelerated in full to a date prior to the effective time of the corporate transaction (contingent upon the effectiveness of the corporate transaction), and such stock awards will terminate if not exercised (if applicable) at or prior to the effective time of the corporate transaction, and any reacquisition or repurchase rights held by us with respect to such stock awards will lapse (contingent upon the effectiveness of the corporate transaction), and (2) any such stock awards that are held by persons other than current participants will terminate if not exercised (if applicable) prior to the effective time of the corporate transaction, except that any reacquisition or repurchase rights held by us with respect to such stock awards will not terminate and may continue to be exercised notwithstanding the corporate transaction.

In the event a stock award will terminate if not exercised prior to the effective time of a corporate transaction, the plan administrator may provide, in its sole discretion, that the holder of such stock award may not exercise such stock award but instead will receive a payment equal in value to the excess (if any) of (1) the per share amount payable to holders of common stock in connection with the corporate transaction, over (2) any per share exercise price payable by such holder provided in the stock award, if applicable. In addition, any escrow, holdback, earn-out or similar provisions in the definitive agreement for the corporate transaction may apply to such payment to the same extent and in the same manner as such provisions apply to the holders of common stock.

Under the 2020 Plan, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. Awards granted under the 2020 Plan may be subject to acceleration of vesting and exercisability upon or after a change in control as may be provided in the applicable stock award agreement or in any other written agreement between us or any affiliate and the participant, but in the absence of such provision, no such acceleration will automatically occur. Under the 2020 Plan, a change in control is generally (1) the acquisition by any person or company of more than 50% of the combined voting power of our then outstanding stock, (2) a merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, (3) a sale, lease, exclusive license or other disposition of all or substantially all of our assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction, or (4) when a majority of our Board of Directors becomes comprised of individuals who were not serving on our Board of Directors on the date of the underwriting agreement related to this offering, or the incumbent board, or whose nomination, appointment, or election was not approved by a majority of the incumbent board still in office.

Plan Amendment or Termination. Our Board of Directors has the authority to amend, suspend, or terminate our 2020 Plan, provided that such action does not materially impair the existing rights of any participant without such participant’s written consent. Certain material amendments also require the approval of our stockholders. No ISOs may be granted after the tenth anniversary of the date our Board of Directors adopts our 2020 Plan. No stock awards may be granted under our 2020 Plan while it is suspended or after it is terminated.

2015 Equity Incentive Plan

Our Board of Directors adopted our 2015 Equity Incentive Plan (the “2015 Plan”), in February 2015, and our stockholders approved our 2015 Plan in May 2015. In July 2020, upon the effective date of the 2020 Plan, the 2015 Plan ceased to be available for new grants of equity awards, and any shares remaining available for issuance under the 2015 Plan became available for issuance under the 2020 Plan. As of December 31, 2022, there were outstanding stock options covering a total of 1,933,496 shares of our common stock that were granted under our 2015 Plan. Our Board of Directors, or a duly authorized committee thereof, administers the 2015 Plan and is referred to as the “plan administrator” herein.

Stock Options. ISOs and NSOs are granted under stock option agreements adopted by the plan administrator. The plan administrator determines the exercise price for stock options, within the terms and conditions of the 2015 Plan, provided that the exercise price of a stock option generally cannot be less than 100% of the fair market value of our common stock on the date of grant (or 110% of the fair market value for certain major stockholders). Options granted under the 2015 Plan vest at the rate specified in the stock option agreement as determined by the plan administrator.

The plan administrator determines the term of stock options granted under the 2015 Plan, up to a maximum of 10 years (or five years, for certain major stockholders). If an optionholder’s service relationship with us or any of our affiliates ceases for any reason other than disability, death or cause, the optionholder may generally exercise any vested options for a period of up to three months following the cessation of service. This period may be extended in the event that exercise of the option is prohibited by applicable securities laws or our insider trading policy.

If an optionholder’s service relationship with us or any of our affiliates ceases due to death, or an optionholder dies within a certain period following cessation of service, the optionholder or a beneficiary may generally exercise any vested options for a period of up to 18 months following the date of death. If an optionholder’s service relationship with us or any of our affiliates ceases due to disability, the optionholder may generally exercise any vested options for a period of up to 12 months following the cessation of service. In the event of a termination for cause, options generally terminate upon the termination date. In no event may an option be exercised beyond the expiration of its term.

Acceptable consideration for the purchase of common stock issued upon the exercise of a stock option will be determined by the plan administrator and may include (1) cash, check, bank draft or money order payable to us, (2) a broker-assisted cashless exercise, (3) the tender of shares of our common stock previously owned by the optionholder, (4) a net exercise of the option if it is an NSO, (5) a deferred payment arrangement, or (6) other legal consideration approved by the plan administrator.

Unless the plan administrator provides otherwise, options generally are not transferable except by will or the laws of descent and distribution. Subject to approval of the plan administrator or a duly authorized designee in each case, (1) an option may be transferred pursuant to a domestic relations order and (2) an optionholder may designate a beneficiary who may exercise the option following the optionholder’s death.

Corporate Transactions. Our 2015 Plan provides that in the event of a corporate transaction, unless otherwise provided in an award agreement or other written agreement between us and the award holder, the plan administrator may take one or more of the following actions with respect to such stock awards:

•
arrange for the assumption, continuation, or substitution of a stock award by a surviving or acquiring corporation;
•
arrange for the assignment of any reacquisition or repurchase rights held by us to the surviving or acquiring corporation;
•
accelerate the vesting, in whole or in part, of the stock award and provide for its termination if not exercised (if applicable) at or before the effective time of the transaction;
•
arrange for the lapse of any reacquisition or repurchase rights held by us with respect to the stock award;
•
cancel or arrange for the cancellation of the stock award, to the extent not vested or exercised before the effective time of the transaction, in exchange for such cash consideration, if any, as the Board of Directors may consider appropriate; and
•
make a payment equal to the excess, if any, of (1) the value of the property the participant would have received on exercise of the award, over (2) any exercise price payable by the participant in connection with the exercise.

The plan administrator is not obligated to treat all stock awards in the same manner and is not obligated to treat all participants in the same manner.

Under the 2015 Plan, a corporate transaction is generally defined as the consummation, in a single transaction or in a series of related transactions, of: (1) a sale or other disposition of all or substantially all of our assets, (2) the sale or disposition of at least 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, or (4) a merger, consolidation or similar transaction where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

Change in Control. A stock award may be subject to additional acceleration of vesting and exercisability upon or after a change in control as may be provided in an applicable award agreement or other written agreement, but in the absence of such provision, no such acceleration will occur. Under the 2015 Plan, a change in control is generally defined as (1) the acquisition by a person or entity of more than 50% of the combined voting power of our then outstanding stock other than by merger, consolidation or similar transaction, (2) a consummated merger, consolidation or similar transaction in which our stockholders immediately before the transaction do not own, directly or indirectly, more than 50% of the combined voting power of the surviving entity (or the parent of the surviving entity) in substantially the same proportions as their ownership immediately prior to such transaction, or (3) a consummated sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets other than to an entity more than 50% of the combined voting power of which is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction.

2020 Employee Stock Purchase Plan

Our Board of Directors adopted, and our stockholders approved, our 2020 Employee Stock Purchase Plan (“2020 ESPP”), in July 2020. The 2020 ESPP became effective on July 9, 2020. The purpose of the 2020 ESPP is to secure the services of new employees, to retain the services of existing employees, and to provide incentives for such individuals to exert maximum efforts toward our success and that of our affiliates. The 2020 ESPP is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423 of the Code for U.S. employees.

Share Reserve. The 2020 ESPP initially authorizes the issuance of up to 615,000 shares of our common stock under purchase rights granted to our employees or to employees of any of our designated affiliates. The number of shares of our common stock reserved for issuance will automatically increase on January 1 of each calendar year, beginning on January 1, 2021 through January 1, 2030, by the lesser of (1) 1% of the total number of shares of our common stock outstanding on the last day of the calendar month before the date of the automatic increase, and (2) 1,230,000 shares; provided that before the date of any such increase, our Board of Directors may determine that such increase will be less than the amount set forth in clauses (1) and (2). As of December 31, 2022, a total of 408,021 shares of our common stock have been purchased under the 2020 ESPP.

Administration. Our Board of Directors, or a duly authorized committee of our Board of Directors, will administer the 2020 ESPP. The 2020 ESPP is implemented through a series of offerings under which eligible employees are granted purchase rights to purchase shares of our common stock on specified dates during such offerings. Under the 2020 ESPP, we may specify offerings with durations of not more than 27 months, and may specify shorter purchase periods within each offering. Each offering will have one or more purchase dates on which shares of our common stock will be purchased for employees participating in the offering. An offering under the 2020 ESPP may be terminated under certain circumstances.

Payroll Deductions. Generally, all regular employees, including executive officers, employed by us or by any of our designated affiliates, may participate in the 2020 ESPP and may contribute, normally through payroll deductions, up to 15% of their earnings (as defined in the 2020 ESPP) for the purchase of our common stock under the 2020 ESPP. Unless otherwise determined by our Board of Directors (and subject to certain limitations in the 2020 ESPP and under the Code), common stock will be purchased for the accounts of employees participating in the 2020 ESPP at a price per share that is at least the lesser of (1) 85% of the fair market value of a share of our common stock on the first date of an offering, or (2) 85% of the fair market value of a share of our common stock on the date of purchase.

Corporate Transactions. In the event of certain significant corporate transactions, any then-outstanding rights to purchase our stock under the 2020 ESPP may be assumed, continued, or substituted for by any surviving or acquiring entity (or its parent company). If the surviving or acquiring entity (or its parent company) elects not to assume, continue, or substitute for such purchase rights, then the participants’ accumulated payroll contributions will be used to purchase shares of our common stock within 10 business days before such corporate transaction, and such purchase rights will terminate immediately.

Under the 2020 ESPP, a corporate transaction is generally the consummation of: (1) a sale of all or substantially all of our assets, (2) the sale or disposition of more than 50% of our outstanding securities, (3) a merger or consolidation where we do not survive the transaction, and (4) a merger or consolidation where we do survive the transaction but the shares of our common stock outstanding immediately before such transaction are converted or exchanged into other property by virtue of the transaction.

2020 ESPP Amendment or Termination. Our Board of Directors has the authority to amend or terminate our 2020 ESPP, provided that except in certain circumstances such amendment or termination may not materially impair any outstanding purchase rights without the holder’s consent. We will obtain stockholder approval of any amendment to our 2020 ESPP as required by applicable law or listing requirements.

2022 Inducement Plan

Our Board of Directors adopted our 2022 Inducement Plan (the “2022 Inducement Plan”) in February 2022. Our 2022 Inducement Plan was adopted without stockholder approval pursuant to Rule 5635(c) of the Nasdaq Listing Rules. Our 2022 Inducement Plan provides for the grant of nonstatutory stock options, stock appreciation rights, restricted stock awards, restricted stock unit awards, performance awards and other awards.

Awards granted under our 2022 Inducement Plan may only be made to individuals not previously employees or non-employee directors of the Company or an affiliate of the Company (or following such individuals’ bona fide period of non-employment with the Company or an affiliate of the Company), as an inducement material to the individuals’ entering into employment with the Company or an affiliate of the Company or in a manner otherwise permitted by Rule 5635(c) of the Nasdaq Listing Rules. In addition, awards must be approved by either a majority of the Company’s “independent directors” (as such term is defined in Rule 5605(a)(2) of the Nasdaq Listing Rules) or the Compensation Committee, provided such committee comprises solely independent directors. The terms of our 2022 Inducement Plan are otherwise substantially similar to our 2020 Plan (including with respect to the treatment of awards upon corporate transactions involving us or certain changes in our capitalization), except awards granted under our 2022 Inducement Plan may not be repriced without stockholder approval.

The maximum number of shares of our common stock that may be issued under our 2022 Inducement Plan is 2,000,000 shares. Shares subject to awards granted under our 2022 Inducement Plan that expire or terminate without being exercised in full, or that are paid out in cash rather than in shares, do not reduce the number of shares available for issuance under our 2022 Inducement Plan. Additionally, shares become available for future grant under our 2022 Inducement Plan if they were issued under awards granted under our 2022 Inducement Plan and we repurchase them or they are forfeited. This includes shares used to pay the exercise price of an award or to satisfy the tax withholding obligations related to an award. As of December 31, 2022, option awards and RSU awards covering an aggregate of 431,034 shares and 307,881 shares of our common stock granted under the 2020 Inducement Plan were outstanding, respectively.

Equity Compensation Plan Information

The following table contains information about our equity compensation plans as of December 31, 2022. As of December 31, 2022, we had outstanding awards under the 2020 Plan, the 2015 Plan, the 2020 ESPP and the 2022 Inducement Plan.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights (4)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)		(b)	(c)
Equity compensation plans approved by security holders(1)	13,737,368	(3)	$7.77	4,378,210	(5)
Equity compensation plans not approved by security holders(2)	738,915		3.42	1,261,085
Total	14,476,283		$7.61	5,639,295
(1)
Includes the 2015 Plan, 2020 Plan and the 2020 ESPP. The 2020 Plan contains an “evergreen” provision, pursuant to which the number of shares of common stock available for issuance is automatically increased on the first day of each calendar year during the ten-year term of the 2020 Plan, beginning with January 1, 2021 and ending with January 1, 2030, by an amount equal to 5% of the outstanding number of shares of our common stock on December 31 of the preceding calendar year or such lesser amount as determined by our Board of Directors. The 2020 ESPP contains an “evergreen” provision, pursuant to which the number of shares of common stock available for issuance is automatically increased on the first day of each calendar year during the first ten years of the term of the 2020 ESPP, beginning with January 1, 2021 and ending with January 1, 2030, by an amount equal to the lessor of (i) 1% of the outstanding number of shares of our common stock on December 31 of the preceding calendar year, (ii) 1,230,000 shares of common stock or (iii) such lesser amount as determined by our Board of Directors.

(2)
In February 2022, we adopted the 2022 Inducement Plan, which has not been approved by the security holders.
(3)
Excludes shares subject to rights outstanding under the 2020 ESPP as the number of shares issuable pursuant to these rights cannot be determined as of December 31, 2022, as it depends on amounts contributed by the holder of the rights and the price of a share of our common stock on the last day of the purchase period.
(4)
The weighted average exercise price excludes RSU awards, which have no exercise price.
(5)
Represents 2,927,388 shares of our common stock reserved for future grants under our 2020 Plan, and 1,450,822 shares reserved for issuance under our 2020 ESPP.

Director Compensation

The following table shows for the fiscal year ended December 31, 2022, certain information with respect to the compensation of all non-employee directors of the Company that served during the fiscal year:

Director Compensation for the Fiscal Year Ended December 31, 2022

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)		Stock Awards ($)(1)(3)	Total ($)
Charles M. Baum, M.D., Ph.D.	$32,813	$83,106		$78,993	$194,912
Cynthia Collins	55,625	41,040		39,497	136,162
Luke Corning	44,000	41,040		39,497	124,537
David Hirsch, M.D., Ph.D.	21,563	10,625	(4)	—	32,188
Marcea B. Lloyd, J.D.	53,000	41,040		39,497	133,537
John Schmid	79,000	41,040		39,497	159,537

(1)
In accordance with SEC rules, this column reflects the aggregate grant date fair value of the stock option and stock awards granted during 2022. This amount has been computed in accordance with Financial Accounting Standards Board, or FASB, Accounting Standards Codification, or ASC, Topic 718, “Compensation – Stock Compensation”. Assumptions used in the calculation of this amount are described in Note 10 to the Consolidated Financial Statements included in our Annual Report filed on Form 10-K filed with the SEC on March 9, 2023, for the fiscal year ended December 31, 2022. This amount does not reflect the actual economic value that will be realized by our directors upon the vesting of these stock options or stock awards, the exercise of these stock options, or the sale of the common stock underlying such stock options or stock awards.
(2)
As of December 31, 2022, the aggregate number of shares underlying outstanding options to purchase our common stock held by our non-employee directors were: Mr. Schmid, 142,447, Ms. Lloyd, 142,447, Ms. Collins, 115,940, Mr. Corning, 74,333, Dr. Hirsch, 65,833, and Dr. Baum, 57,000.
(3)
As of December 31, 2022, the aggregate number of unvested RSU awards held by our non-employee directors were: Mr. Schmid, 19,650, Ms. Lloyd, 19,650, Ms. Collins, 19,650, Mr. Corning, 19,650, and Dr. Baum, 39,300.
(4)
Dr. Hirsch resigned from his position as a director of the Company, effective May 17, 2022. In conjunction with his departure, the Board of Directors approved the accelerated vesting of his outstanding stock options and extended the period in which he can exercise to 18 months following his resignation date. The amount represents the incremental fair value computed as of the modification date in accordance with ASC, Topic 718, “Compensation – Stock Compensation” related to these modifications of the terms of stock option awards during the year ended December 31, 2022.

We have reimbursed and will continue to reimburse all of our non-employee directors for their reasonable out-of-pocket costs and expenses incurred in connection with attending board meetings.

Our Board of Directors adopted a non-employee director compensation policy, based upon recommendations from Radford, that became effective in July 2020 in connection with our initial public offering. Following review of a comprehensive assessment of our non-employee director compensation program prepared by Radford, the compensation policy was most recently amended and restated in May 2022. The compensation policy is applicable to all of our non-employee directors and provides that each such non-employee director will receive the following compensation for service on our Board of Directors for 2022:

•
an annual cash retainer of $40,000;
•
an additional annual cash retainer of $30,000 for service as independent Chairperson of the Board of Directors;

•
an additional annual cash retainer of $20,000 for service as lead independent director;
•
an additional annual cash retainer of $7,500, $5,000 and $4,000 for service as a member of the Audit Committee, Compensation Committee and the Nominating Committee, respectively;
•
an additional annual cash retainer of $15,000, $10,000 and $8,000 for service as Chairperson of the Audit Committee, Chairperson of the Compensation Committee and Chairperson of the Nominating Committee, respectively (in lieu of the committee member retainer above);
•
prior to May 2022, an initial option grant to purchase a number of shares of our common stock equal to $550,000, divided by the Black-Scholes value of a stock option share, determined using the average daily closing sales price per share of our common stock for the 30 calendar days immediately prior to the date of grant (such Black-Scholes value, the “Average 30-Day”), with the resulting number rounded down to the nearest whole share, vesting in 36 equal monthly installments;
•
prior to May 2022, an annual option grant to purchase a number of shares of our common stock equal to $275,000, divided by the Average 30-Day, with the resulting number rounded down to the nearest whole share, vesting on the earlier of (i) the one year anniversary of the date of grant and (ii) the day before the next annual meeting;
•
following May 2022, an initial option grant and an initial RSU grant (collectively, the “Initial Grant”) with an aggregate grant date fair value of the initial option and initial RSU of $550,000 (the “Initial Grant Maximum Value”), as follows:
o
An initial option grant to purchase a number of shares of our common stock equal to 50% of the Initial Grant Maximum Value, divided by the Average 30-Day, with the resulting number rounded down to the nearest whole share, vesting in 36 equal monthly installments, subject to continuous services through the applicable vesting date; and
o
An initial RSU grant with an aggregate grant date fair value, as calculated in accordance with Financial Accounting Standards Board, Accounting Standards Codification Topic 718, Compensation—Stock Compensation (“FASB ASC Topic 718”), that is equal to 50% of the Initial Grant Maximum Value, with the resulting number rounded down to the nearest whole share, vesting in three successive equal annual installments, subject to continuous services through the applicable vesting date;
•
following May 2022, an annual option grant and an annual RSU grant (the “Annual Grant”) with an aggregate grant date fair value of the annual option grant and annual RSU grant of $275,000 (the “Annual Grant Maximum Value”), as follows:
o
An annual option grant to purchase a number of shares of our common stock equal to 50% of the Annual Grant Maximum Value, divided by the Average 30-Day, with the resulting number rounded down to the nearest whole share, vesting on the earlier of (i) the one year anniversary of the date of grant, and (ii) the day before the next annual meeting, subject to continuous services through the applicable vesting date; and
o
An annual RSU grant with an aggregate grant date fair value, as calculated in accordance with FASB ASC Topic 718, that is equal to 50% of the Annual Grant Maximum Value, with the resulting number rounded down to the nearest whole share, vesting on the earlier of (i) the one year anniversary of the date of grant, and (ii) the day before the next annual meeting, subject to continuous services through the applicable vesting date.

Notwithstanding the foregoing, following May 2022, the Board of Directors or the Compensation Committee may act prior to the grant date of the Initial Grant or Annual Grant to: (i) make an Initial Grant or Annual Grant with an aggregate grant date fair value that is less than the Initial Grant Maximum Value or Annual Grant Maximum Value, as applicable, (ii) determine to grant an Initial Grant or Annual Grant consisting of a varying percentage of stock options and/or RSUs (including up to 100% stock options or 100% RSUs), and/or (iii) determine to use a methodology other than the Average 30-Day or FASB ASC Topic 718 to calculate the shares subject to the initial or annual option grant and/or initial or annual RSU grant, as applicable, provided that the aggregate total grant date fair value of the Initial Grant or Annual Grant, as calculated in accordance with FASB ASC Topic 718, may not exceed the Initial Grant Maximum Value or Annual Grant Maximum Value, as applicable.

Each of the equity awards described above will be granted under our 2020 Plan. Each equity award will vest in full upon a change in control. The term of each option will be 10 years, subject to earlier termination as provided in the 2020 Plan, provided that upon a termination of service other than for death, disability or cause, the post-termination exercise period will be 12 months from the date of termination.

TRANSACTIONS WITH RELATED PERSONS AND INDEMNIFICATION

The following includes a summary of transactions since January 1, 2021 to which we have been a party in which the amount involved exceeded or will exceed the lesser of $120,000 or 1% of our total assets as of our last two completed fiscal years, and in which any of our directors, executive officers or, to our knowledge, beneficial owners of more than 5% of our capital stock, including any of their immediate family members and affiliates, including entities owned or controlled by such persons, had or will have a direct or indirect material interest, other than equity and other compensation, termination, change in control and other arrangements, which are described under “Executive Compensation” and “Director Compensation.”

Underwritten Public Offering

In August 2022, the Company sold 23,000,000 shares of its common stock in an underwritten public offering, at a price of $3.50 per share. The participants in the underwritten public offering included the following member of our Board of Directors and holders of more than 5% of our capital stock or entities affiliated with them. The following table sets forth the aggregate number of shares of our common stock issued to these related parties in the underwritten public offering:

Participants	Shares of Common Stock	Total Purchase Price
Entities affiliated with FMR LLC	3,000,000	$10,500,000
Malin Life Sciences Holdings Limited	2,150,000	7,525,000
Entities affiliated with Pentwater Capital Management	1,250,000	4,375,000
Eric Ostertag, M.D., Ph.D.	142,857	500,000

Indemnification Agreements

The Company provides indemnification for its directors and officers so that they will be free from undue concern about personal liability in connection with their service to the Company. Our amended and restated certificate of incorporation contains provisions limiting the liability of directors and under the Company’s Bylaws, the Company is required to indemnify its directors and officers to the extent not prohibited under Delaware or other applicable law. The Company has also entered into indemnity agreements with certain officers and directors. These agreements provide, among other things, that the Company will indemnify the officer or director, under the circumstances and to the extent provided for in the agreement, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of the Company, and otherwise to the fullest extent permitted under Delaware law and the Company’s Bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other annual meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are Company stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or the Company by telephone at (858) 779-3100 or in writing at 9390 Towne Centre Drive, Suite 200, San Diego, California 92121, Attention: Corporate Secretary. Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors, /s/ Harry J. Leonhardt
Harry J. Leonhardt, Esq. General Counsel, Chief Compliance Officer and Corporate Secretary San Diego, California April 26, 2023

A copy of the Annual Report on Form 10-K is available without charge upon written request to: 9390 Towne Centre Drive, Suite 200, San Diego, California 92121, Attention: Corporate Secretary.

POSEIDA THERAPEUTICS P.0. BOX 8016, CARY, NC 27512-9903 Poseida Therapeutics, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 19, 2023 TIME: Thursday, June 15, 2023 1:00 PM, Pacific Time PLACE: Annual Meeting to be held live via the Internet. Please visit www.proxydocs.com/PSTX for more details. 'YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/PSTX « Cast your vote online * Have your Proxy Card ready « Follow the simple instructions to record your vote PHONE Call 1-866-859-1992 * Use any touch-tone telephone * Have your Proxy Card ready « Follow the simple recorded instructions MAIL * Mark, sign and date your Proxy Card « Fold and return your Proxy Card i the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/PSTX This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Mark J. Gergen and Harry J. Leonhardt, and each of them, with the power to act without the other, as the true and lawul attomey of the undersigned, with full power of substitution and revocation, and authorizes each of them to vote all the shares of capital stock of Poseida Therapeutics, Inc. which the undersigned is entitied to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Poseida Therapeutics, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1 AND 2 PROPOSAL 1. To elect the Board of Directors' two nominees to serve as Class IIl directors named herein to hold office until the 2026 Annual Meeting of Stockholders. 1.01 Rafael G. Amado, M.D. 1.02 Charles M. Baum, M.D., Ph.D. FOR BOARD OF DIRECTORS Your vote RECOMMENDS 'WITHHOLD l O FOR O FOR FOR AGANST ABSTAIN 2. To ratify the selection by the Audit Committee of the Board of Directors of Ernst & Young LLP as D FOR the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2023. 3. To conduct any other business properly brought before the meeting. You must register to attend the meeting online and/or participate at www.proxydocs.com/PSTX Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Date Signature (if held jointly) Date